U.S. Securities and Exchange Commission

Washington, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

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POWERSECURE INTERNATIONAL, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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POWERSECURE INTERNATIONAL, INC.

1609 Heritage Commerce Court

Wake Forest, North Carolina 27587

NOTICE OF 2014 ANNUAL MEETING OF STOCKHOLDERS

To Be Held On June 11, 2014

To Our Stockholders:

We cordially invite you to attend the 2014 Annual Meeting of Stockholders of PowerSecure International, Inc., which will be held at the Washington Duke Inn, 3001 Cameron Blvd., Durham, North Carolina 27705 on Wednesday, June 11, 2014, at 9:00 a.m., local time, for the following purposes:

1.	To elect two Class II directors, each to hold office for a term of three years;

2.	To approve, on an advisory basis, the compensation of our named executive officers;

3.	To ratify the appointment of Hein & Associates LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2014; and

4.	To transact such other business as may properly come before the Annual Meeting or any adjournments or postponements of the Annual Meeting.

These items of business are more fully described in the proxy statement accompanying this notice.

The Board of Directors has fixed the close of business on April 14, 2014 as the record date for determining the stockholders who are entitled to notice of and to vote at the Annual Meeting and at any adjournments or postponements of the Annual Meeting.

By Order of the Board of Directors,

/s/ Sidney Hinton
Sidney Hinton
President and Chief Executive Officer

Wake Forest, North Carolina

April 25, 2014

YOUR VOTE IS IMPORTANT

Whether or not you plan to attend the Annual Meeting, you are urged to submit your proxy or voting instructions as soon as possible so that your shares can be voted at the Annual Meeting. You may vote your shares by telephone or Internet or by completing, signing, dating and returning your proxy card in the enclosed, self-addressed stamped envelope, which requires no postage if mailed in the United States.

For further instructions on how to vote your shares, please refer to the section entitled “Questions and Answers About the Annual Meeting” in the proxy statement and the instructions on the proxy card or voting instruction form.

IMPORTANT NOTICE REGARDING THE INTERNET AVAILABILITY OF PROXY MATERIALS

FOR THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON JUNE 11, 2014:

The proxy statement and our 2013 Annual Report to Stockholders, which contains our Annual Report on Form 10-K for the fiscal year ended December 31, 2013, are available at www.edocumentview.com/powr.

PROXY STATEMENT

2014 ANNUAL MEETING OF STOCKHOLDERS

POWERSECURE INTERNATIONAL, INC.

1609 Heritage Commerce Court

Wake Forest, North Carolina 27587

PROXY STATEMENT

For The

2014 ANNUAL MEETING OF STOCKHOLDERS

To Be Held On June 11, 2014

QUESTIONS AND ANSWERS ABOUT THE ANNUAL MEETING AND VOTING

Why am I receiving these materials?

The Board of Directors of PowerSecure International, Inc. (“PowerSecure,” “we,” “our” or “us”) is providing these proxy materials to you in connection with the Board’s solicitation of proxies for use at our 2014 Annual Meeting of Stockholders (the “Annual Meeting”), which will take place at the Washington Duke Inn, 3001 Cameron Blvd., Durham, North Carolina 27705 on Wednesday, June 11, 2014, at 9:00 a.m., local time. As a stockholder of record as of the close of business on April 14, 2014, the record date for the Annual Meeting, you are invited to attend the Annual Meeting and are requested to vote on the proposals described in this proxy statement. We began mailing this proxy statement, the accompanying proxy card and the notice of Annual Meeting on or about April 25, 2014.

What information is contained in this proxy statement?

The information included in this proxy statement relates to the proposals to be voted on at the Annual Meeting, the voting process, our corporate governance, the compensation of our directors and of our executive officers, and certain other required information. Our 2013 Annual Report to Stockholders, notice of the Annual Meeting and a proxy card are also enclosed with this proxy statement.

What proposals will stockholders vote on at the Annual Meeting?

Stockholders will vote on three proposals at the Annual Meeting:

•	Election of two Class II directors, each to hold office for a term of three years (Proposal 1);

•	Approval, on an advisory basis, of the compensation of our named executive officers (Proposal 2); and

•	Ratification of the Audit Committee’s appointment of Hein & Associates LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2014 (Proposal 3).

We will also consider any other business that properly comes before the Annual Meeting, although as of the date of this proxy statement we are not aware of any other matters to be presented at the Annual Meeting other than as set forth in this proxy statement.

How does the Board of Directors recommend that I vote my shares?

Our Board of Directors recommends that you vote your shares:

•	“FOR” the election as directors of the two nominees named in this proxy statement (Proposal 1);

•	“FOR” the approval, on an advisory basis, of the compensation of our named executive officers (Proposal 2); and

•	“FOR” the ratification of the Audit Committee’s appointment of Hein & Associates LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2014 (Proposal 3).

Who is entitled to vote at the Annual Meeting?

Each holder of record of shares of our common stock as of the close of business on April 14, 2014, which is the record date for the Annual Meeting, is entitled to vote at the Annual Meeting. Each share of our common stock outstanding as of the close of business on the record date is entitled to one vote on each proposal presented at the Annual Meeting. You may vote all shares owned by you as of the record date, including shares that are held directly in your name as the stockholder of record, and shares that are held for you as the beneficial owner in street name through a brokerage firm, bank, trustee or other nominee. As of the close of business on the record date, 22,364,162 shares of common stock were outstanding and entitled to vote.

What is the difference between holding shares as a “stockholder of record” and as a beneficial owner in “street name”?

These terms describe how your shares are held. Most of our stockholders hold their shares beneficially through a brokerage firm, bank, trustee or other nominee rather than directly in their own name. As described below, there are some very important distinctions between shares held of record and those owned beneficially.

Shares held of record: If your shares are registered directly in your name with our transfer agent, Computershare Trust Company, N.A., you are considered the “stockholder of record” of those shares, and these proxy materials are being sent directly to you by us. As a stockholder of record, you have the right to grant your voting proxy directly to us or to vote in person at the Annual Meeting. We have enclosed a proxy card for you to use. You may also vote on the Internet or by telephone, as described on the proxy card and as described below under the heading “How can I vote my shares without attending the Annual Meeting?”

Shares owned beneficially: If your shares are held in an account by a brokerage firm, bank, trustee or other nominee in its name as a custodian, then you are considered the beneficial owner of those shares, which are held in “street name,” and these proxy materials are being forwarded to you by your brokerage firm or other nominee, which is considered the stockholder of record of those shares. As the beneficial owner, you have the right to direct your brokerage firm or other nominee how to vote those shares, and you are also invited to attend the Annual Meeting. However, because you are not the stockholder of record of those shares, you may not vote those shares in person at the Annual Meeting unless you obtain a legal proxy from the brokerage firm or other nominee that holds your shares giving you the right to vote the shares at the Annual Meeting. Your brokerage firm or other nominee has enclosed or provided voting instructions for you to use in directing your brokerage firm or other nominee how to vote your shares. Many brokerage firms and banks, as well as some other nominees, also offer voting on the Internet or by telephone. Please refer to the voting instruction form you received from your brokerage firm or other nominee for instructions on the voting methods they offer.

Can I attend the Annual Meeting?

You are entitled and invited to attend the Annual Meeting only if you are a stockholder of record or a beneficial owner of shares held in street name as of the record date or hold a valid proxy for the Annual Meeting.

Can I vote my shares in person at the Annual Meeting?

If you are a stockholder of record as of the record date, you may vote your shares in person at the Annual Meeting. If you are a beneficial owner of shares held in street name as of the record date, you may vote your shares in person at the Annual Meeting only if you obtain a legal proxy from the brokerage firm or other nominee that holds your shares giving you the right to vote the shares at the Annual Meeting. Even if you plan to attend the Annual Meeting, we recommend that you also submit your proxy or voting instructions as described below so that your vote will be counted if you later decide not to attend the Annual Meeting.

How can I vote my shares without attending the Annual Meeting?

Whether you hold shares directly as a stockholder of record or indirectly as a beneficial owner in street name, you may direct how your shares are voted without attending the Annual Meeting.

If you are a stockholder of record, you may vote your shares by submitting a proxy by one of the following methods:

By Internet: Stockholders of record may submit proxies by following the “Vote by Internet” instructions on their proxy cards until 11:00 p.m., Central Time, on June 10, 2014.

By Telephone: Stockholders of record who live in the United States or Canada may submit proxies by following the “Vote by Telephone” instructions on their proxy cards until 11:00 p.m., Central Time, on June 10, 2014.

By Mail: Stockholders of record may submit proxies by completing, signing and dating their proxy cards and mailing them in the accompanying pre-addressed envelopes. Proxy cards submitted by mail must be received by the time of the Annual Meeting in order for your shares to be voted.

If you hold shares beneficially in street name, you may vote by submitting voting instructions to your brokerage firm or other nominee. Most stockholders who hold shares beneficially in street name may vote by Internet or by telephone by accessing the Internet website or by calling the number specified on the voting instruction cards provided by their brokerage firms or other nominees, or by mail by completing, signing and dating the voting instruction cards provided and mailing them in the accompanying pre-addressed envelope. Please refer to the voting instruction card provided by your brokerage firm or other nominee for details. Since a beneficial owner is not the stockholder of record, you will not be entitled to vote your shares in person at the Annual Meeting unless you obtain a legal proxy from your brokerage firm or other nominee that holds your shares giving you the right to vote the shares at the meeting.

Can I revoke my proxy and change my vote after I have voted?

You may revoke your proxy and change your vote at any time prior to the taking of the vote at the Annual Meeting.

If you are a stockholder of record, you may revoke your proxy and change your vote by taking any of the following actions before your shares are voted at the Annual Meeting:

•	granting a new proxy bearing a later date (which automatically revokes the earlier proxy) using any of the methods described above under “How can I vote my shares without attending the Annual Meeting,” until the applicable deadline for each method;

•	delivering a written notice of revocation to our Secretary at PowerSecure International, Inc., 1609 Heritage Commerce Court, Wake Forest, North Carolina 27587; or

•	attending the Annual Meeting and voting your shares in person, although your attendance at the Annual Meeting will not in and of itself constitute the revocation of your proxy.

For shares you hold beneficially in street name, you may change your vote by submitting new voting instructions to your brokerage firm or other nominee following the instructions they provided, or, if you have obtained a legal proxy from your brokerage firm or other nominee granting you the right to vote your shares, by attending the Annual Meeting and voting in person.

How will my shares be voted if I sign and return my proxy card or voting instruction form without specifying how they should be voted?

If you provide specific voting instructions with respect to any proposals, your shares will be voted as you specify on such proposals. If you are a stockholder of record and sign and return your proxy card without specifying how your shares are to be voted on some or all of the proposals, then your shares will be voted on those proposals as recommended by the Board of Directors. See “How does the Board of Directors recommend that I vote my shares?” above. If you are a beneficial owner of shares held in street name and either sign and return your voting instruction form without specifying how your shares are to be voted on some or all of the proposals or you do not sign and return a voting instruction form, then your brokerage firm or other nominee may generally vote your shares in its discretion on “routine” proposals but not on proposals that are not routine. See “How are broker non-votes and abstentions treated?” below.

What is the quorum requirement for the Annual Meeting?

The quorum requirement is the minimum number of shares that must be present at the Annual Meeting for us to hold the meeting and conduct business. For a quorum to exist, the holders of a majority of the shares of common stock outstanding as of the record date must be present in person or represented by proxy at the Annual Meeting. Both abstentions and broker non-votes, as discussed below, are counted as present for the purpose of determining the presence of a quorum.

How are broker non-votes and abstentions treated?

Generally, “broker non-votes” occur on a proposal when shares held of record by a brokerage firm or other nominee in street name for a beneficial owner are not voted on that proposal because the brokerage firm or other nominee has not received voting instructions from the beneficial owner and does not have discretionary authority to vote those shares on that proposal. A brokerage firm or other nominee is entitled to vote shares held for a beneficial owner on routine proposals without instructions from the beneficial owner of those shares. However, a brokerage firm or other nominee is not entitled to vote shares for a beneficial owner on non-routine proposals absent instructions from the beneficial owner of such shares. Broker non-votes are counted for purposes of determining whether a quorum exists, but are not counted for purposes of determining the number of shares represented and voted with respect to an individual proposal, and therefore will have no effect on the outcome of the vote on any proposal.

The election of directors (Proposal 1) and the advisory vote on the compensation of our named executive officers (Proposal 2) will be treated as non-routine proposals. If you hold your shares in street name and do not instruct your brokerage firm or other nominee how to vote your shares with respect to either of those proposals, then your brokerage firm or other nominee will not be permitted to vote your shares on those proposals and your shares will be counted as broker non-votes on those proposals. The ratification of the appointment of our independent auditors (Proposal 3) will be treated as a routine proposal, so if you hold your shares in street name and do not instruct your brokerage firm or other nominee how to vote your shares with respect to that proposal, then your brokerage firm or other nominee will be permitted to vote your shares on that proposal.

Abstentions are deemed present at the Annual Meeting and are counted for purposes of determining whether a quorum exists and are generally counted for purposes of determining the number of shares represented and voted with respect to an individual proposal, except in the election of directors.

More information about the effects of broker non-votes and abstentions on the three proposals to be voted on by our stockholders at the Annual Meeting is provided in “What vote is required to approve each Proposal?” below.

What vote is required to approve each Proposal?

On Proposal 1, the election of two directors, each director must be elected by a majority of the votes cast with respect to such director by the shares present, in person or by proxy, at the Annual Meeting and entitled to vote on Proposal 1. A “majority of the votes cast” for purposes of the election of directors means that the number of votes cast “FOR” a director nominee must exceed the number of votes cast “AGAINST” that director nominee. Abstentions and broker non-votes will have no effect on the outcome of the election of directors.

On Proposal 2, the advisory vote to approve the compensation of our named executive officers, the affirmative vote of a majority of the shares present, in person or by proxy, at the Annual Meeting and entitled to vote on Proposal 2 is required to approve the compensation of our named executive officers. However, Proposal 2 is advisory and the results of the voting on the compensation of our named executive officers are not binding on us, our Board of Directors or the Compensation Committee, although our Board of Directors and the Compensation Committee will take the voting results on Proposal 2 into consideration when taking future actions on the compensation of our named executive officers. Abstentions will have the same effect as votes against Proposal 2, while broker non-votes will have no effect on the outcome of the advisory vote on Proposal 2.

On Proposal 3, the ratification of the Audit Committee’s appointment of Hein & Associates LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2014, the affirmative vote of a majority of the shares present, in person or by proxy, at the Annual Meeting and entitled to vote on Proposal 3 is required to ratify the appointment of Hein. Abstentions will have the same effect as votes against Proposal 3, while broker non-votes will have no effect on the outcome of the vote on Proposal 3.

Is cumulative voting permitted for the election of directors?

No, you may not cumulate your votes for the election of directors.

What happens if additional matters are presented at the Annual Meeting?

Other than the three proposals described in this proxy statement, as of the date of this proxy statement we are not aware of any other business to be acted upon at the Annual Meeting. If any additional matters are properly presented for a vote at the Annual Meeting, the persons appointed as proxies in the proxy card will have the discretionary authority to vote or act thereon in accordance with their best judgment.

Who will count the votes?

A representative from Computershare Trust Company, N.A., our transfer agent, will count the votes and serve as the inspector of election at the Annual Meeting.

Is my vote confidential?

Proxy instructions, ballots and voting tabulations that identify individual stockholders are handled in a manner that protects your voting privacy. Your vote will not be disclosed either within our company or to third parties, except (1) as necessary to meet applicable legal requirements, (2) to allow for the tabulation of votes and the certification of the vote, and (3) to facilitate a successful proxy solicitation. Occasionally, stockholders provide on their proxy card written comments, which are then forwarded to our management and the Board of Directors.

What should I do if I receive more than one set of proxy materials?

You may receive more than one set of proxy materials, including multiple copies of this proxy statement and multiple proxy cards or voting instruction cards, if your shares are registered in different names or are held in more than one account. Please vote all your shares by voting each proxy card and voting instruction card that you receive.

How can I access the proxy materials and annual report electronically?

The notice of Annual Meeting, this proxy statement and our 2013 Annual Report to Stockholders are available on the Internet at www.edocumentview.com/powr.

Where can I find the voting results for the Annual Meeting?

The preliminary voting results will be announced at the Annual Meeting. We will file a Current Report on Form 8-K with the Securities and Exchange Commission within four business days of the Annual Meeting announcing the final voting results.

Who pays the costs of this proxy solicitation?

We will pay the entire cost of preparing, assembling, printing, mailing and distributing these proxy materials and soliciting votes and proxies. If you choose to access these proxy materials and/or vote over the Internet, you are responsible for any Internet access charges you may incur. If you choose to vote by telephone, you are responsible for any telephone charges you may incur.

In addition to the mailing of these proxy materials, we may also solicit proxies in person or by mail, telephone, facsimile, email or other means of communication by our directors, officers and employees, but we will not provide any additional or special compensation for such soliciting activities. We have engaged MacKenzie Partners, Inc., a professional proxy solicitation firm, to assist us in the solicitation of proxies by the same means for a fee of $9,500, plus customary costs and expenses.

We will request that brokerage houses, banks, nominees, trustees and other custodians forward proxy solicitation materials for shares held of record by them to the beneficial owners of such shares, and, upon request, we will reimburse those custodians for their reasonable out-of-pocket expenses incurred in forwarding those materials.

CORPORATE GOVERNANCE

We believe that strong corporate governance principles and practices provide an important framework to ensure that our company is managed on a sound basis for the long-term benefit of our stockholders. Our Board of Directors periodically reviews its corporate governance policies and practices in light of changes and developments in laws and regulations, including the rules and regulations of the Securities and Exchange Commission and the listing standards of the New York Stock Exchange, as well as the evolving best practices in corporate governance.

Corporate Governance Guidelines

Our Board of Directors has adopted a set of Corporate Governance Guidelines, which are intended to formalize the corporate governance policies and practices to which we adhere through our Board of Directors and its committees. Our Board reviews our Corporate Governance Guidelines at least annually, revising and updating them from time to time as deemed as it deems appropriate based on recommendations of our Nominating and Corporate Governance Committee. Our Corporate Governance Guidelines are available on the Investor Relations section of our website at www.powersecure.com under “Corporate Governance.”

Director Independence

Under our Corporate Governance Guidelines and the listing standards of the New York Stock Exchange, a majority of the members of our Board of Directors must be “independent directors.” In order to assist it in determining the independence of our directors, our Board has adopted a formal set of categorical standards, which we refer to as the Standards of Director Independence, based upon and consistent with the definitions of independent directors under applicable law, SEC rules and regulations, including Rule 10A-3 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the current listing standards of the New York Stock Exchange. Under these Standards of Director Independence, a director will only be considered independent if the director is not an executive officer or employee of our company and our Board of Directors affirmatively determines that the director has no material relationship with us, either directly or as a partner, shareholder or officer of an organization that has a relationship with us, and that the director has no other relationship which, in the opinion of our Board, would interfere with that director’s exercise of independent judgment in carrying out the responsibilities of a director. In making such determination, the Board of Directors considers all relevant facts and circumstances, including any transactions in which we participate and in which any director has any interest. Our Standards of Director Independence are available on the Investor Relations section of our website at www.powersecure.com under “Corporate Governance.”

The Board of Directors has affirmatively determined and concluded that all of our current directors other than Mr. Hinton, our Chief Executive Officer, are independent within the meaning and definition of that term under our Standards of Director Independence and the current listing standards of the New York Stock Exchange. Accordingly, a majority of the members of the Board of Directors is independent. In addition, our Board has determined that each member of the Audit Committee, the Compensation Committee, the Nominating and Corporate Governance Committee and the Risk Committee is independent. In making its independence determinations, our Board considered that Messrs. Geer, Madden, Collins, Miller and Jenkins are not executive officers or employees of our company and have no relationships with us other than as directors and stockholders. Our Board also determined that the relationship of Mr. Geer as our non-executive Chairman of the Board, including the $15,000 annual retainer we pay him for his services as our Chairman, does not interfere with his exercise of independent judgment as a director.

Majority Voting Standard

We have adopted a majority voting standard in uncontested elections of directors. In an uncontested election, such as this year, each director will be elected by a majority of the votes cast with respect to such director by the shares present, in person or by proxy, at the Annual Meeting and entitled to vote in such election. A majority of the votes cast means that the number of votes cast “FOR” a director nominee must exceed the number of votes cast “AGAINST” that director nominee. Any incumbent director who is a nominee for re-election and does not receive a majority of the votes cast with respect to that director’s election is required to promptly tender such director’s resignation to the Board of Directors, and that resignation is conditioned upon it being accepted by the Board. The Board, after taking into consideration the recommendation of the Nominating and Corporate Governance Committee, will determine whether or not to accept the director’s resignation. A nominee who is an incumbent director and does not receive a majority of the votes cast will nevertheless continue to serve as a director until and unless our Board of Directors accepts such resignation. In a contested election, where the number of nominees exceeds the number of directors to be elected, the directors will be elected by a plurality of the votes cast.

Meetings of the Board of Directors

Our Board of Directors, which currently consists of six directors, meets regularly throughout the year and holds special meetings whenever circumstances require. The Board of Directors held a total of 11 meetings during 2013. During 2013, each director attended at least 90% of the total number of meetings of the Board and of the committees of the Board on which such director served, and our directors in the aggregate attended 98% of the total number of meetings of the Board and committees on which they served.

Committees of the Board of Directors

Our Board of Directors has established a standing Audit Committee, Compensation Committee, Nominating and Corporate Governance Committee and Risk Committee. The membership of each committee and its functions, duties and responsibilities are discussed below. Each committee meets regularly and operates under a written charter that has been adopted by our Board, which periodically reviews these committee charters and amends them as it deems appropriate. These committee charters are available on the Investor Relations section of our website at www.powersecure.com under “Corporate Governance.” Each member of each of these Board committees is an independent director.

Audit Committee

Our Board of Directors has established an Audit Committee in accordance with Section 3(a)(58)(A) of the Exchange Act. In 2013, the members of the Audit Committee were Kevin P. Collins (chairman since June 11, 2013), W. Kent Geer (chairman until June 11, 2013), Thomas J. Madden III, John A. (Andy) Miller and Anthony D. Pell (until his retirement from the Board on June 11, 2013). A. Dale Jenkins, our newest director, joined the Audit Committee on January 24, 2014. The Board of Directors has determined that each member of the Audit Committee is independent under our Standards of Director Independence, under the current listing standards of the New York Stock Exchange applicable to members of an audit committee, and under Rule 10A-3 under the Exchange Act. The Board of Directors has determined that each member of the Audit Committee is financially literate and that Mr. Collins, the Chairman of the Audit Committee, qualifies as an “audit committee financial expert,” as that term is defined in Item 407(d) of Regulation S-K under the Exchange Act. The Audit Committee met nine times during 2013.

The primary purpose of the Audit Committee is to assist the Board of Directors in fulfilling its oversight and monitoring responsibilities relating to:

•	the quality and integrity of our financial statements;

•	our system of internal control over financial reporting and disclosure controls and procedures;

•	the quality and integrity of our auditing, accounting and financial reporting processes generally;

•	the audits of our annual financial statements and the appointment, compensation, qualifications, independence and performance of our independent registered public accounting firm;

•	the design and implementation of the internal audit function and, when implemented in 2014, the performance of the internal audit function; and

•	our compliance with legal and regulatory requirements.

The Audit Committee’s duties and responsibilities include:

•	reviewing and discussing with management, the internal auditor (when implemented in 2014) and our independent registered public accounting firm our annual audited and quarterly unaudited consolidated financial statements;

•	determining whether to recommend to the Board of Directors that our annual consolidated financial statements be included in our Annual Report on Form 10-K;

•	reviewing with management any earnings announcements or guidance forecasts and other announcements regarding our historical or projected results of operations;

•	selecting, appointing and, when appropriate, terminating our independent registered public accounting firm;

•	reviewing and pre-approving the nature, scope and fee arrangements of the annual audit and non-audit services of our independent registered public accounting firm;

•	reviewing the qualifications, performance and independence of our independent registered public accounting firm;

•	reviewing the scope and the results of the annual audit of our consolidated financial statements by our independent registered public accounting firm;

•	overseeing the timely design and implementation in 2014 by management of the internal audit function and, once implemented, overseeing the internal audit function, including the appointment, performance and, where appropriate, termination of the internal auditor;

•	reviewing and discussing with management, our internal auditor (which function will be implemented in 2014) and our independent registered public accounting firm our accounting and financial reporting practices and procedures and the design, implementation, adequacy and effectiveness of our system of internal controls;

•	preparing the annual Audit Committee report required by the rules of the SEC to be included in our proxy statement for our annual meetings of stockholders;

•	reviewing any transaction that involves a potential conflict of interest or a related person;

•	adopting and overseeing procedures for the receipt, retention and treatment of employee concerns and complaints regarding accounting, internal controls or auditing matters; and

•	providing other assistance to the Board of Directors, as requested, with respect to our financial, accounting and reporting practices.

The Audit Committee performs its functions and responsibilities under a written charter adopted by the Board of Directors. A copy of the Audit Committee Charter, as amended and restated by the Board of Directors on March 7, 2014, is available on the Investor Relations section of our website at www.powersecure.com under “Corporate Governance.” The Audit Committee Report is on page 55 of this proxy statement.

Compensation Committee

Our Board of Directors has established a Compensation Committee. During 2013, the members of the Compensation Committee were John A. (Andy) Miller (Chairman), W. Kent Geer, Thomas J. Madden III, Kevin P. Collins and Anthony D. Pell (until June 11, 2013). A. Dale Jenkins joined the Compensation Committee on January 24, 2014. The Board of Directors has determined that each member of the Compensation Committee is independent under our Standards of Director Independence and under the current listing standards of New York Stock Exchange. In addition, each member of the Compensation Committee meets the definition of a “non-employee director” under Section 16b-3 of the Exchange Act, and of an “outside director” under Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Internal Revenue Code”). The Compensation Committee met 12 times during 2013.

The primary purposes of the Compensation Committee are to review and approve the compensation of our executive officers and to oversee our compensation plans and policies generally. The Compensation Committee’s duties and responsibilities include:

•	establishing, reviewing and approving our general compensation philosophy and strategy;

•	reviewing and approving corporate goals and objectives relevant to the compensation of our executive officers, including our Chief Executive Officer, and evaluating their performance in light of those corporate goals and objectives, and determining and approving their compensation based on that evaluation;

•	overseeing, evaluating and, as directed by the Board, administering and recommending changes to our stock and incentive compensation plans and programs;

•	approving employment agreements, severance agreements, change in control agreements and other compensation agreements and arrangements for our executive officers;

•	reviewing and approving the compensation of directors;

•	evaluating and assessing any risks and excessive risk-taking activities encouraged by our compensation programs and policies;

•	reviewing the results of the advisory vote by stockholders on the compensation of our named executive officers;

•	reviewing, modifying and making recommendations with respect to, and monitoring compliance with, our stock ownership guidelines;

•	reviewing and discussing with management the annual Compensation Discussion and Analysis disclosure regarding named executive officer compensation and, based on its review and discussion, recommending whether we include it in our proxy statement for our annual meeting of stockholders; and

•	preparing the annual Compensation Committee report required by the rules of the SEC to be included in our proxy statement for our annual meeting of stockholders.

The Compensation Committee does not generally exercise its power to delegate its authority to subcommittees and officers, other than its annual practice of delegating to the Chief Executive Officer the authority to grant a limited number of equity awards to non-executive employees under conditions prescribed by the Compensation Committee. The Compensation Committee has the authority under its charter to retain, approve fees for and terminate independent experts, consultants and advisors as it deems necessary to assist in the fulfillment of its responsibilities.

Since 2007, the Compensation Committee has engaged the services of an independent compensation consultant, Frederic W. Cook & Co. (“Cook & Co.”), to advise the Compensation Committee on executive compensation matters and to assist the Compensation Committee in reviewing and designing the compensation program and policies for our named executive officers and for our non-employee directors. The Compensation Committee typically invites Cook & Co. to attend meetings where compensation actions are to be discussed and Cook & Co.’s advice and analysis is expected to be sought. Cook & Co. provides the Compensation Committee with advice and reviews management recommendations on executive compensation as appropriate and as requested by the Compensation Committee. Cook & Co. from time to time communicates with the Compensation Committee’s Chairman outside of Compensation Committee meetings.

The Compensation Committee has assessed the independence of Cook & Co. pursuant to SEC rules and concluded that Cook & Co. is independent from management and has no conflict of interest that would prevent Cook & Co. from independently representing the Compensation Committee. In making this assessment, the Compensation Committee took into consideration all factors it deemed relevant to the independence of Cook & Co., including the following factors: (i) Cook & Co. reports directly to the Compensation Committee and not to management; (ii) the Compensation Committee has the sole power to select, compensate and terminate Cook & Co. (and any other compensation consultant); (iii) Cook & Co. does not provide any other services to us or to our management or affiliates; (iv) the aggregate fees paid by us to Cook & Co., as a percentage of the total revenue of Cook & Co.; (v) Cook & Co.’s policies and procedures that are designed to prevent conflicts of interest; (vi) Cook & Co. has no business or personal relationships with any member of the Compensation Committee or any executive officer; and (vii) no member of the PowerSecure consulting team of Cook & Co. owns any of our shares.

While the Compensation Committee gives significant weight to the recommendations of our Chief Executive Officer and of Cook & Co., the Compensation Committee is responsible for making the final decisions on executive compensation matters and exercises its discretion and authority in approving, modifying or rejecting these recommendations. Additional information regarding the Compensation Committee’s processes and procedures for considering and determining executive officer compensation are contained in the Compensation Discussion and Analysis included below under “Executive Compensation.”

The Compensation Committee performs its functions and responsibilities under a written charter adopted by the Board of Directors. A copy of the Compensation Committee Charter, as amended and restated by the Board of Directors on February 26, 2014, is available on the Investor Relations section of our website at www.powersecure.com under “Corporate Governance.” The Compensation Committee Report is on page 40 of this proxy statement.

Nominating and Corporate Governance Committee

The Board of Directors has established a Nominating and Corporate Governance Committee. During 2013, the members of the Nominating and Corporate Governance Committee were W. Kent Geer (Chairman since June 11, 2013), Kevin P. Collins (Chairman until June 11, 2013), Thomas J. Madden III, John A. (Andy) Miller and Anthony D. Pell (until June 11, 2013). A. Dale Jenkins joined the Nominating and Corporate Governance Committee on January 24, 2014. The Board of Directors has determined that each member of the Nominating and Corporate Governance Committee is independent under our Standards of Director Independence and under the current listing standards of New York Stock Exchange. The Nominating and Corporate Governance Committee met five times during 2013.

The primary purposes of the Nominating and Corporate Governance Committee are to:

•	identify individuals qualified to become members of the Board of Directors, consistent with the criteria approved by the Board;

•	recommend to the Board individuals qualified to serve on the Board of Directors and its committees;

•	advise the Board of Directors with respect to its size, composition, procedures, governance and committees;

•	develop, recommend to the Board of Directors, and annually review and assess, our Corporate Governance Guidelines and other corporate governance principles and policies; and

•	oversee the annual evaluation of the Board and its committees.

Other specific duties and responsibilities of the Nominating and Corporate Governance Committee include:

•	developing and applying qualification criteria for Board membership;

•	identifying, recommending to the Board, and reviewing director nominees;

•	establishing, and overseeing, a policy for considering nominees for director and evaluating and recommending candidates for election to the Board, including nominees recommended by stockholders;

•	reviewing, and recommending to our Board of Directors, independence determinations with respect to the directors;

•	reviewing the size and composition of the Board;

•	monitoring, and recommending to the Board, Board committee functions;

•	recommending Board committee assignments;

•	overseeing our Board’s performance and self-evaluation process;

•	annually assessing our Corporate Governance Guidelines, and recommending changes thereto;

•	assisting the Board of Directors in management succession planning;

•	overseeing risks and exposures associated with director nominations and qualifications, corporate governance and overall Board effectiveness; and

•	reviewing governance-related stockholder proposals and recommending Board responses.

The Nominating and Corporate Governance Committee unanimously recommended the two nominees standing for election at the Annual Meeting, and that recommendation was unanimously approved by the Board of Directors.

The Nominating and Corporate Governance Committee performs its functions and responsibilities under a written charter adopted by the Board of Directors. A copy of the Nominating and Corporate Governance Committee Charter, as amended and restated by the Board of Directors on April 14, 2014, is available on the Investor Relations section of our website at www.powersecure.com under “Corporate Governance.”

Risk Committee

The Board of Directors has established a Risk Committee. In 2013, the members of the Risk Committee were Thomas J. Madden III (Chairman), W. Kent Geer, Kevin P. Collins, John A. (Andy) Miller and Anthony D. Pell (until June 11, 2013). A. Dale Jenkins joined the Risk Committee on January 24, 2014. The Board of Directors has determined that each member of the Risk Committee is independent under our Standards of Director Independence and under the current listing standards of New York Stock Exchange. During 2013, the Risk Committee met two times formally while also informally overseeing risk discussions at the meetings of the Board of Directors and its other committees.

The principal duties of the Risk Committee are:

•	assessing, and providing oversight to management regarding the identification and evaluation of, major financial, business, strategic, operational, contractual, regulatory, information and external risks inherent in our business and operations and the control processes with respect to such risks;

•	overseeing our risk management, compliance and control activities;

•	overseeing the integrity of our systems of operational controls regarding legal and regulatory compliance; and

•	overseeing our compliance with legal and regulatory requirements, including, without limitation, with respect to the conduct of our business.

The Risk Committee performs its functions and responsibilities under a written charter adopted by the Board of Directors. A copy of the Risk Committee Charter, as adopted by the Board of Directors on March 4, 2010, is available on the Investor Relations section of our website at www.powersecure.com under “Corporate Governance.”

Board Leadership Structure

Our Corporate Governance Guidelines provide, as our Board of Directors has determined, that at the present time it is in the best interests of our company and our stockholders to separate the roles and offices of the Chairman of the Board from the Chief Executive Officer in recognition of the differences between their roles, with an independent, non-executive director serving as the Chairman of the Board with principal responsibility for leading the Board, thereby allowing our Chief Executive Officer to focus on the day-to-day running of our company. The Board determined that this structure is optimal for us under our current circumstances because it allows Sidney Hinton, our Chief Executive Officer and the only member of the Board who is not an independent director, to devote his full attention and energy to setting and executing the strategic plan for our company and to providing day-to-day management and leadership of our company and our business and affairs, while allowing our independent Chairman to lead and direct Board meetings and to facilitate other Board activities and the flow of information between management and directors. Since June 11, 2013, W. Kent Geer has served as our non-executive Chairman of the Board and Thomas J. Madden III has served as our Vice Chairman. Anthony D. Pell previously served as our non-executive Chairman of the Board until he retired from the Board as of June 11, 2013.

We believe that this leadership structure enhances the accountability of the Chief Executive Officer to the Board, strengthens the Board’s independence from management and provides the appropriate leadership to help ensure effective risk oversight by the Board. In addition, since our Chairman of the Board is an independent director, the Board does not believe it needs a separate “lead independent director,” as our independent Chairman performs that function.

The offices of Chairman of the Board and Chief Executive Officer have been held by separate persons since 2007. However, the Board of Directors recognizes, and our Corporate Governance Guidelines acknowledge, that circumstances may change over time. Accordingly, the Board of Directors has not adopted a formal policy requiring us to separate the roles of Chairman of the Board and Chief Executive Officer but rather believes it is important to retain its flexibility to allocate the responsibilities of the offices of the Chairman of the Board and the Chief Executive Officer from time to time in a manner that is in the best interests of our company and our stockholders based upon then prevailing circumstances. Our Board conducts an annual evaluation to determine whether it and its committee are functioning effectively. As part of this annual-self-evaluation, our Board evaluates whether our leadership structure continues to be appropriate for our company and our stockholders. We believe our current leadership structure is serving the best interests of our company and our stockholders.

Executive Sessions

Executive sessions of independent directors, without any management director or other members of management being present, are held at least twice a year, and more often if the independent directors deem necessary or appropriate. The sessions are scheduled and chaired by our non-executive Chairman of the Board, and may be held in conjunction with a Board committee meeting at which no management director is present. Any independent director can request that additional executive sessions be scheduled.

Director Attendance at Annual Meetings of Stockholders

The Board of Directors expects all directors to attend each Annual Meeting of Stockholders, except where the failure to attend is due to unavoidable or unforeseeable circumstances. All then incumbent members of the Board of Directors attended the 2013 Annual Meeting of Stockholders.

Nominations of Directors

Identifying and Evaluating Nominees for Director

The Nominating and Corporate Governance Committee uses a variety of methods for identifying and evaluating nominees for director. The Nominating and Corporate Governance Committee regularly assesses the appropriate size and composition of the Board of Directors, the needs of the Board and the respective committees of the Board, and the qualifications of candidates in light of those needs.

In selecting candidates for nomination at an annual meeting of stockholders, the Nominating and Corporate Governance Committee begins by determining whether the incumbent directors whose terms expire at that meeting desire and are qualified to continue their service on the Board of Directors. The Nominating and Corporate Governance Committee believes that the continuing service of qualified incumbents promotes stability and continuity in the boardroom, giving us the benefit of the familiarity and insight into our affairs that our directors have accumulated during their tenure, while contributing to the Board’s ability to work as a collective body. Accordingly, it is the policy of the Nominating and Corporate Governance Committee, absent special circumstances, to nominate qualified incumbent directors who continue to satisfy the criteria for membership on the Board, and who the Nominating and Corporate Governance Committee believes will continue to make important contributions to the Board.

If there are Board positions for which the Nominating and Corporate Governance Committee will not be re-nominating a qualified incumbent, the Nominating and Corporate Governance Committee will consider recommendations for director nominees from a wide variety of sources, including Board members, management, business contacts, professional search firms, stockholders and other appropriate sources. In evaluating such recommendations, the Nominating and Corporate Governance Committee seeks to achieve a balance of knowledge, experience and capability on the Board of Directors and to address the criteria for membership set forth below under “—Qualifications of Nominees for Director.” Candidates recommended by the Nominating and Corporate Governance Committee are subject to approval by the Board of Directors.

The terms of Kevin P. Collins, John A. (Andy) Miller and A. Dale Jenkins expire at the Annual Meeting, However, Mr. Miller is retiring from the Board at the end of his current term and not seeking re-election. As a result, upon the recommendation of the Nominating and Corporate Governance Committee, the Board of Directors has authorized decreasing the size of the Board from its current six members to five members effective as of the Annual Meeting. Accordingly, two persons will be elected as directors at the Annual Meeting. Messrs. Collins and Jenkins were unanimously recommended for re-election by the Nominating and Corporate Governance Committee and were unanimously nominated by the full Board of Directors, based upon their qualifications, expertise, skills and upon their prior experience on our Board.

Qualifications of Nominees for Director

The Nominating and Corporate Governance Committee is responsible for reviewing with the Board of Directors the requisite qualifications and skills of new director candidates in the context of the current composition of the Board, our operating requirements and the long-term interests of our stockholders. While the Nominating and Corporate Governance Committee has not established specific requirements or policies regarding age, education, years of experience, diversity or specific types of skills for potential candidates, it has established certain criteria and qualifications that candidates for membership on the Board of Directors should possess. However, the Nominating and Corporate Governance Committee does not assign specific weights to particular criteria, and no particular criterion is necessarily applicable to all prospective nominees. Except in limited and exceptional circumstances, each candidate to serve on the Board of Directors should have the following qualifications:

•	A reputation for high personal and professional integrity, strong moral character and adherence to our high ethical standards and values.

•	The absence of any conflict of interest (whether due to a business or personal relationship) or legal impediment to, or restriction on, the candidate serving as a director, and no other interests that would materially impair the candidate’s ability to (i) exercise independent judgment, or (ii) otherwise discharge the fiduciary duties owed as a director to us and our stockholders.

•	Holds or has held a recognized position of leadership in the candidate’s community or the candidate’s field of endeavor, and has demonstrated high levels of achievement in the candidate’s community or field.

•	Business acumen and experience, inquisitiveness, strong analytical skills and the ability to exercise sound business judgment and common sense in matters that relate to our current and long-term objectives.

•	A general level of expertise and experience in our business areas.

•	The ability to read and understand basic financial statements and other financial information pertaining to us.

•	A commitment to understanding our company and our business, industry and strategic objectives.

•	The availability and a commitment to devote adequate time to the Board and its committees and the ability to generally fulfill all responsibilities as a member of our Board of Directors, including to regularly attend and participate in meetings of the Board, Board committees and stockholders, in light of the number of other company boards on which the candidate serves and the candidate’s other personal and professional commitments.

•	The willingness and ability to represent fairly and to act in the interests of all of our stockholders rather than the interests of any particular stockholder, special interest group or other constituency.

•	For prospective non-employee directors, independence under SEC and applicable stock exchange rules and regulations.

•	The willingness to accept the nomination to serve as a member of our Board of Directors.

The Nominating and Corporate Governance Committee will also consider the following additional factors in connection with its evaluation of each prospective nominee:

•	Whether the prospective nominee will foster a diversity of skills, experiences and backgrounds on the Board.

•	Whether the prospective nominee possesses the requisite education, training and experience to qualify as “financially literate” or as an “audit committee financial expert” under applicable SEC and stock exchange rules.

•	For incumbent directors standing for re-election, the incumbent director’s performance during his term, including the number of meetings attended, the level of participation, and overall contribution to the Board.

•	The composition of the Board and whether the prospective nominee will add to or complement the Board’s existing strengths.

From time to time the Nominating and Corporate Governance Committee may identify certain other skills or attributes as being particularly desirable to help meet specific Board needs that have arisen. While neither our Board nor the Nominating and Corporate Governance Committee has adopted a specific or formal policy on diversity with respect to directors, they share a commitment to an inclusive culture, endorse equal opportunity principles and practices and seek nominees with a broad diversity of experience, professions, skills, geographic representation and backgrounds. We believe that the backgrounds and qualifications of the members of the Board, considered as a group, should provide a broad mix of experience, knowledge and abilities that will allow the Board to fulfill its responsibilities. The Nominating and Corporate Governance Committee is committed to nondiscrimination on the basis of gender, race, religion, national origin, sexual orientation, disability or any other basis proscribed by law in selecting nominees.

Recommendations and Nominations by Stockholders

The policy of the Nominating and Corporate Governance Committee is to consider properly submitted written nominations from stockholders for nominees for director. In general, persons properly recommended by stockholders as nominees for director are evaluated on the same basis as candidates recommended by other sources. Any stockholder recommendations for consideration by the Nominating and Corporate Governance Committee should include the candidate’s name, biographical information, information regarding any relationships between the candidate and us, personal references, a statement of recommendation of the candidate from the stockholder, a description of the shares beneficially owned by the stockholder, a description of all arrangements between the candidate and the recommending stockholder and any other person pursuant to which the candidate is being recommended, a written indication of the candidate’s willingness to serve on the Board and a written indication to provide such other information as the Nominating and Corporate Governance Committee may reasonably request.

In addition, our by-laws permit stockholders to nominate directors for consideration at an annual meeting of stockholders. Any such nominations made by stockholders must be submitted in compliance with the requirements for stockholder nominations set forth in our by-laws, which requirements are summarized at the end of this proxy statement under “Stockholder Proposals.” Nominations by stockholders for director candidates must fully comply with the requirements for stockholder nominations in our by-laws, including our timely receipt of proper notice from the proposing stockholder, and must be addressed to:

PowerSecure International, Inc.

1609 Heritage Commerce Court

Wake Forest, North Carolina 27587

Attention: Chief Financial Officer

A copy of the relevant provisions of our by-laws regarding the requirements for nominating director candidates may be obtained by a stockholder, without charge, upon written request to our secretary at the address above.

Role of the Board in Risk Oversight

Risk is inherent in every business. We face a number of risks, including operational, financial, legal, regulatory, safety, strategic and reputational risks. While management is responsible for the day-to-day management of the risks we face, the role of our Board of Directors is to engage in the oversight of risk management and encourage management to promote a culture that actively manages risks as a part of our corporate strategy and operations. In fulfilling its risk oversight responsibility, our Board utilizes the assistance of Board committees in certain areas of risk, led by the Risk Committee. The Board’s role in the risk oversight process includes receiving regular reports from members of senior management and from Board committees on areas of material risk to us, which enables the Board of Directors to understand our risk identification, assessment and management and our risk mitigation strategies.

Each Board committee considers risk within its areas of responsibilities and keeps the Board regularly informed through committee reports about such risks. The Risk Committee is primarily charged with and responsible for overseeing generally this risk oversight process on behalf of the Board, periodically discussing our policies with respect to risk identification, assessment and management as well as risk mitigation strategies, and regularly reporting to the full Board on its risk oversight process. The Audit Committee assists the Board with respect to risk management primarily in the areas of accounting, financial reporting, internal controls and compliance with legal and regulatory requirements. The Compensation Committee assists the Board primarily with respect to the management of risks related to our compensation programs, policies and practices. The Nominating and Corporate Governance Committee assists the Board primarily with respect to the management of risks associated with Board organization, membership and structure and with corporate governance. This allocation of risk oversight responsibilities enables the Board of Directors and its committees to coordinate the risk oversight role. The Risk Committee and the full Board consider our risk profile and focus on the most significant risk factors facing us with the goal of ensuring that all material risks are identified and appropriate risk mitigation measures are implemented.

We believe that the Board’s leadership structure, as discussed above, is consistent with the roles of the Board and the Board committees in risk oversight. The Board has found that its current structure, with the separation of the roles of the Chairman of the Board and the Chief Executive Officer, supports the Board’s risk oversight activities, because the Chief Executive Officer and other members of senior management have responsibility for the management of risk and our Board, led by our Chairman, provides oversight of that risk management, and because various aspects of risk oversight are allocated among the committees of the Board within their areas of responsibility.

Codes of Ethics

We have adopted two codes of ethics, each designed to encourage our directors, officers and employees to act with the highest level of integrity. These codes are available on the Investor Relations section of our website at www.powersecure.com under “Corporate Governance.”

We have adopted the PowerSecure International, Inc. Code of Ethics for Principal Executive Officer and Senior Financial Officers, which is a code of ethics that applies to our Chief Executive Officer, Chief Financial Officer, Principal Accounting Officer and other senior finance organization employees. The purpose of this Code of Ethics is to deter wrongdoing and to promote, among other things, honest and ethical conduct and to ensure to the greatest possible extent that our business is conducted in a consistently legal and ethical manner.

We have also adopted the PowerSecure International, Inc. Code of Business Conduct and Ethics, which is a code of conduct that applies to all of our directors, officers and employees. Under the Code of Business Conduct and Ethics, each officer, director and employee is required to maintain a commitment to high standards of business conduct and ethics. The Code of Business Conduct and Ethics covers many areas of professional conduct, including conflicts of interest, protection of confidential information, and strict adherence to laws and regulations applicable to the conduct of our business. Directors, officers and employees are required to report any conduct that they believe in good faith to be an actual or apparent violation of the Code of Business Conduct and Ethics.

If we make any amendment to, or grant any waiver from a provision of, either code of conduct with respect to any director, executive officer or senior financial officer, we will disclose the nature of such amendment or waiver on our website, in a Current Report on Form 8-K or both. We also have adopted procedures to receive, retain and treat complaints regarding accounting practices, internal accounting controls or auditing matters and to allow for the confidential and anonymous submission by employees, customers, suppliers, stockholders and other interested persons of concerns regarding those matters.

Compensation Committee Interlocks and Insider Participation

All members of the Compensation Committee are independent directors. No member of the Compensation Committee is or has ever been an officer or employee of us or of any of our subsidiaries, and no member has any relationship required to be disclosed pursuant to Item 404 of Regulation S-K. None of our executive officers serves as a member of the board of directors or of the compensation committee of any other entity that has one or more executive officers serving as a member of our Board of Directors or of our Compensation Committee.

Access to Management and Outside Advisors

Our directors have full and unrestricted access to our management and employees. Additionally, from time to time key members of management attend meetings of the Board of Directors to present information about the results, plans and operations of the business within their areas of responsibility. Our Board of Directors and its committees have the right to retain outside advisors and consultants of their choosing at our expense, without the consent or approval of management.

Board and Committee Effectiveness

We believe it is important that the Board of Directors and all of its committees are performing effectively and in the best interests of our company and our stockholders. Our Board of Directors, led by the Chairman of the Board, and each Board committee performs an annual self-assessment to evaluate its effectiveness in fulfilling its obligations.

Stock Ownership Guidelines

Our Board of Directors has adopted stock ownership guidelines for our directors, officers and certain key employees. These stock ownership guidelines are discussed below in this proxy statement under “Executive Compensation—Compensation Discussion and Analysis—Stock Ownership Guidelines.” We believe these guidelines are consistent with our culture, which encourages a spirit and responsibility of ownership, including through the ownership of an equity interest in our company, and help align the interests of our directors, officers and key employees with our stockholders.

Communications with the Board of Directors

While the Board believes that management speaks for our company, any stockholder who wishes to communicate directly with the Board of Directors, any committee of the Board or any individual director may do so by directing a written request addressed to such director or directors as follows:

PowerSecure International, Inc.

1609 Heritage Commerce Court

Wake Forest, North Carolina 27587

Attention: Chief Financial Officer

Communications directed to members of the Board will be forwarded to the intended Board members, unless such communications are deemed advertisements or promotional, clearly unrelated to our business or to Board or committee matters, or unduly hostile, threatening, illegal or otherwise unnecessary or inappropriate to forward.

Availability of Corporate Governance Documents

Our Corporate Governance Guidelines, Board committee charters and codes of ethics are available on the Investor Relations section of our website at www.powersecure.com under “Corporate Governance.” In addition, we will provide a copy of any of these corporate governance documents without charge upon written request addressed to us at our principal executive offices as set forth above under “-Communications with the Board of Directors.”

PROPOSAL 1

ELECTION OF DIRECTORS

The Board of Directors currently consists of six members. Under our Second Restated Certificate of Incorporation, the Board is divided into three classes, designated as Class I, Class II and Class III, and members of each class serve staggered three year terms. The number of directors in each class is fixed to be as equal as possible, depending on the total number of members of the Board. Each director serves in office until the expiration of his term and until his successor is duly elected and qualified.

The terms of three directors expire at the Annual Meeting: Kevin P. Collins and John A. (Andy) Miller, our two Class II directors, and A. Dale Jenkins, our newest director who was appointed by the Board effective January 1, 2014. Mr. Miller is retiring from our Board when his term expires at the Annual Meeting and will not be standing for re-election. The Board expresses its sincere appreciation to Mr. Miller for sharing his time, talents and skills with us during his seven years of service to our company and our stockholders, including his leadership as the Chairman of the Compensation Committee. The Board, upon the recommendation of the Nominating and Corporate Governance Committee, has determined that, at the present time, it will not fill the vacancy created by the retirement of Mr. Miller but rather will reduce the size of the Board to five members at the Annual Meeting. Therefore, two Class II directors will be elected at the Annual Meeting.

Upon the unanimous recommendation of the Nominating and Corporate Governance Committee, the Board of Directors has unanimously nominated Kevin P. Collins and A. Dale Jenkins to be re-elected as directors at the Annual Meeting, to serve as Class II directors for a term of three years. The other three current members of our Board of Directors will continue in office until the expiration of their respective terms, as indicated below, and until their respective successors are duly elected and qualified.

Messrs. Collins and Jenkins have each agreed to continue to serve as a director if re-elected by the stockholders at the Annual Meeting. The Board of Directors has no reason to believe that the nominees will be unable to serve. However, if either nominee should become unexpectedly unable to serve as a director, then the persons appointed as proxies in the accompanying proxy card intend to vote for such other nominee as the Board of Directors may designate, upon the recommendation of the Nominating and Corporate Governance Committee, unless the size of the Board is reduced by the Board of Directors.

Set forth below is information as of the date of this proxy statement about the nominees and the continuing directors. In addition to the information presented below regarding the specific experience, qualifications, attributes and skills of each nominee and of each continuing director that led our Nominating and Corporate Governance Committee and our Board of Directors to conclude that such person should serve as a director, we also believe that each nominee and each continuing director has demonstrated a high level of leadership experience, business acumen, integrity and honesty, and an ability to exercise sound judgment and deal with complex problems, as well as a commitment of service to our company and our Board. Our Board of Directors and the Nominating and Corporate Governance Committee believe that these skills and qualifications, combined with the diverse backgrounds, experience, expertise and perspectives of our directors, contribute to robust and productive discussions in the boardroom and the ability of the Board to work in a positive and collegial fashion that benefits our company and our stockholders by creating a strong and effective Board of Directors. The Nominating and Corporate Governance Committee regularly reviews the composition of the Board in light of our evolving business requirements and its assessment of the Board’s performance to ensure that the Board has the appropriate mix of skills and experiences needed for the broad set of challenges that it confronts and the responsibilities it has. Based on all of these qualifications, the Board of Directors believes that each nominee and each of the continuing directors has the appropriate set of skills and qualifications to serve as members of the Board and to benefit our company and our stockholders as Board members.

Nominees

Class II—Term Expires in 2017

Kevin P. Collins, 63, has served on our Board of Directors since March 2000. Mr. Collins also serves as the Chairman of the Audit Committee and as a member of the other Board committees. He has been a Managing Member of The Old Hill Company LLC, which provides corporate financial and advisory services, since 1997. From 1992 to 1997, he served as a principal of JHP Enterprises, Ltd., and from 1985 to 1992 he served as Senior Vice President of DG

Investment Bank, Ltd., both of which were engaged in providing corporate finance and advisory services. From 1979 to 1985, Mr. Collins worked for various financial institutions. Over the past 20 years, Mr. Collins has served as a director of the following public companies: Key Energy Services, Inc., an oilfield service provider, since 1996; Applied Natural Gas Fuels, Inc., a liquefied natural gas provider, from November 2008 until September 2012; and The Penn Traffic Company, a food retailer, from 1999 to 2010. He also served as a director of The Antioch Company LLC, a privately held direct sales company, from 2009 to 2013. Mr. Collins is a CFA Charterholder.

Mr. Collins brings to our Board over 30 years of experience as a financial and lending advisor with experience over that time serving as a member of many public and private company boards and board committees in a diversity of industries as well as serving as an advisor and consultant to many growing businesses. He holds extensive expertise in the fields of corporate governance, executive compensation and audit committee matters, and he has a broad range of experience in corporate strategy development and organizational acumen. Our Board of Directors believes Mr. Collins’ skills, experiences and expertise, especially his diverse experience on other public company boards and his expertise on corporate governance, compensation and audit matters, as well as his prior service on our Board, qualify him to continue to serve on and to enhance the strengths of our Board.

A. Dale Jenkins, 57, has served on our Board of Directors since January 2014. Mr. Jenkins also serves as a member of each of our Board committees. He has served as the Chief Executive Officer of Medical Mutual Insurance Company of North Carolina and its subsidiary companies since 1995, after having served as the Chief Operating Officer of the Medical Mutual Group from 1994 to 1995. Medical Mutual is a property/casualty insurance company that specializes in professional liability insurance for physicians and healthcare professionals. Medical Mutual owns several operating subsidiaries. MMIC Holdings, LLC is an investment company focused on real estate opportunities. Medical Security Insurance Company is a property/casualty insurance company that specializes in developing professional liability alternative risk programs for physicians and healthcare professionals. MMIC Agency, LLC is a full-line insurance agency that brokers life, health, dental and disability insurance primarily to healthcare professionals. The Medical Mutual Group is headquartered in Raleigh, North Carolina.

From 1978 through 1994, Mr. Jenkins was with Ernst & Young LLP, including as a partner from 1987 until 1994. During his career at Ernst & Young, Mr. Jenkins was responsible for the direction of professional service teams that provided audit and consulting services to major clients of Ernst & Young, he led the Carolinas Insurance Practice and he was responsible for that firm’s recruiting effort at major universities in North Carolina. In addition, he lectured at numerous seminars and participated on a variety of committees at Ernst & Young. Mr. Jenkins obtained his license as a certified public accountant in 1980 (license currently inactive) and is a member of the American Institute of CPAs (AICPA). He serves on several private boards of directors of health care, insurance and educational entities.

Mr. Jenkins brings to our Board valuable experience as a business leader and manager with a focus in the health care and insurance industries, as well as important expertise in financial and accounting matters. Our Board of Directors believes Mr. Jenkins’ skills, experiences and expertise, especially his understanding of technology and growth companies and strategic planning, qualify him to continue to serve on and provide valuable contributions to our Board.

Continuing Directors

Class III—Term Expires in 2015

Thomas J. Madden III, 66, has served on our Board of Directors since December 2008. Mr. Madden also serves as the Chairman of the Risk Committee and as a member of the other Board committees. In addition, Mr. Madden will commence serving as our Vice Chairman commencing at the Annual Meeting. In 1991, he joined ScottMadden, Inc., a consulting firm dedicated to the utility and telecommunications industry, where he served as its Chief Executive Officer until 1998 and as its Chairman from 2000 until 2003, and where he has served on its Board of Directors since 1991 and was Of Counsel from 2003 until 2012. Mr. Madden also served as a director of A.P. Services, Inc., an international supplier of mechanical packing, gaskets and seals, from December 2010 until July 2012. He has also served as a member of the Board of Advisors to the College of Global Studies of Arcadia University. From 1978 until 1991, Mr. Madden was a consultant with Theodore Barry & Associates, a consulting firm dedicated to serving the utility and energy industry, holding various executive positions including Chief Executive Officer. From 1974 until 1978, he was employed by Jersey Central Power & Light, a gas and electric utility, where he became head of the nuclear licensing group. From 1970 until 1974, he was a member of the technical staff of Bell Telephone Laboratories, modeling nuclear weapons effects for the development of the American anti-ballistic missile defense system.

Mr. Madden brings to our Board over 30 years of experience as a leader with strong business experience, a manager and an advisor of management consulting firms in the electric, gas and telecommunications industries along with extensive knowledge and understanding of our industry and sophisticated expertise in the energy field. Our Board of Directors believes Mr. Madden’s skills, experience and expertise as a business leader and as an expert in the field of energy, as well as his prior service on our Board, provide him with strong qualifications to serve on our Board.

W. Kent Geer, 59, has served on our Board of Directors since June 2012, including as our Chairman of the Board since June 2013. Mr. Geer also serves as the Chairman of the Nominating and Corporate Governance Committee and as a member of the other Board committees. Mr. Geer served in the audit practice of Ernst & Young LLP from 1977 until 2011, including as a partner since 1989. During his career at Ernst & Young, he served as lead audit partner for a large number of public and private companies in different industries including telecommunications, software, biotechnology, semi-conductors, distribution and various other product and service companies. He served as audit practice leader for the Ernst & Young Entrepreneurial Services Group in Raleigh, North Carolina, the market team leader for the technology industry practice of the Carolinas area, and the partner in charge for the Carolinas’ Ernst & Young Entrepreneur of the Year program. Mr. Geer also serves on the advisory board of a privately-held media company and the board of governors of a non-profit educational institution.

Mr. Geer brings to our Board nearly 35 years of expertise and experience as an advisor to many public and private company boards, board committees and management teams in a diversity of industries as well as serving as an advisor to businesses on large transactions including a variety of financing and capital raising transactions as well as merger and acquisition transactions. He holds extensive expertise in the fields of accounting, auditing and financial matters, and he has a broad range of experience in corporate development and organizational acumen. Our Board of Directors believes Mr. Geer’s skills, experiences and expertise, especially his diverse experience working with other public company boards and management teams and his expertise in accounting and audit matters, as well as his prior service on our Board, make him well qualified to serve on our Board.

Class I—Term Expires in 2016

Sidney Hinton, 51, has served as our President and Chief Executive Officer since April 2007 and as a member of our Board of Directors since June 2007. Mr. Hinton has also served as the President and Chief Executive Officer of PowerSecure, Inc., our core subsidiary, since its inception in 2000. In 2000, he was an Executive-in-Residence with Carousel Capital, a private equity firm. In 1999, Mr. Hinton was the Vice President of Market Planning and Research for Carolina Power & Light (now known as Progress Energy and which was subsequently merged with Duke Energy). From August 1997 until December 1998, he was the President and Chief Executive Officer of IllumElex Lighting Company, a national lighting company. From 1982 until 1997, Mr. Hinton was employed in several positions with Southern Company and Georgia Power Company.

As the founder and driving force behind the formation, development and growth of our core PowerSecure business and as the leader of all of our business units, our Board of Directors believes Mr. Hinton is uniquely and well qualified to serve on our Board as its only management member. He brings to our Board an extensive and valuable understanding of our business and of the markets and customers we serve and the products and services we provide as well as strong leadership of our company. In addition, Mr. Hinton brings to the Board 30 years of experience in the energy industry, serving as a leader and manager and with extensive relationships and contacts in the energy business especially within the utility segment. Our Board greatly benefits from the valuable experience, expertise, leadership and guidance that Mr. Hinton provides to the Board and to our company.

Vote Required

Our Bylaws require that each director be elected by a majority of the votes cast by the holders of the shares of our common stock present, in person or by proxy, and entitled to vote at the Annual Meeting with respect to such director in uncontested elections such as this one. A “majority of the votes cast” means that the number of votes “FOR” a director nominee must exceed the number of votes “AGAINST” that director nominee.

OUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT STOCKHOLDERS

VOTE “FOR” THE ELECTION OF KEVIN P. COLLINS AND A. DALE JENKINS

Proxy cards properly signed and timely returned to us will be so voted,

unless contrary instructions are specified.

PROPOSAL 2

APPROVAL, ON AN ADVISORY BASIS, OF THE

COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS

In accordance with the requirements of Section 14A of the Exchange Act, our stockholders are entitled to approve, on an advisory basis, the compensation of our named executive officers as described in this proxy statement. This advisory vote, commonly referred to as a “say-on-pay” proposal, provides our stockholders with the opportunity to express their views on the design and effectiveness of the compensation of our named executive officers. This proposal is intended to provide an overall assessment of the compensation of our named executive officers and our compensation philosophy, policies and practices generally, rather than to address any specific item of compensation. In accordance with the advisory preference expressed by our stockholders, our Board of Directors adopted a policy to submit this say-on-pay proposal to our stockholders on an annual basis.

As described in greater detail in this proxy statement under the heading “Executive Compensation—Compensation Discussion and Analysis,” which you are urged to review, our executive compensation program is designed to closely align the interests of our named executive officers with the interests of our stockholders, as well as to attract, motivate and retain executives who are crucial to our success. At the core of our executive compensation program is our “pay-for-performance” philosophy that links executive compensation levels and opportunities to the achievement of key financial and strategic objectives that are expected to increase stockholder value. Under our executive compensation program, our named executive officers are rewarded for the achievement of both specific corporate financial goals and individual performance goals that we believe drive the creation of stockholder value. Our stockholders have approved the compensation of our named executive officers each year since we commenced presenting this say-on-pay proposal in 2011, including with an overwhelming 96% approval rate at last year’s annual meeting of stockholders.

Our executive compensation program is administered by our Compensation Committee, with the advice of its independent compensation consultant, to provide incentives for, reward, retain and, in the case of new hires, attract highly driven and successful executive officers who are critical for us to achieve our short-term and long-term strategic, operational and financial goals and to enhance stockholder value, while at the same time avoiding the encouragement of unnecessary or excessive risk-taking. The Compensation Committee regularly reviews the compensation program for our named executive officers to ensure that it achieves the desired goals of incentivizing performance and aligning our executives’ interests with our stockholders’ interests. This includes establishing performance targets and individual performance goals based on our strategic and operating plans. We believe that our executive compensation program is strongly aligned with the interests of our stockholders, exhibits sound corporate governance principles and supports our pay-for-performance philosophy on a risk-appropriate and balanced basis.

We believe that our executive compensation program is aligned with the interests of our stockholders, exhibits sound corporate governance principles and supports our pay-for-performance philosophy on a risk-appropriate and balanced basis. We believe the performance-based incentives in our compensation program were key factors driving our successful performance in 2013, highlighted by a 67% increase in our revenues, a 38% increase in our diluted E.P.S. and a 120% increase in our stock price, along with a record sales backlog to start 2014. In addition, our executives executed our business strategy and financial plan of substantially growing and expanding our products, services, markets and operations, both through organic expansion and through strategic business acquisitions. See “Executive Compensation—Compensation Discussion and Analysis – Executive Summary—Business Highlights” below.

For these reasons, we are asking our stockholders to indicate their support for the compensation of our named executive officers as described in this proxy statement. Accordingly, at the Annual Meeting, we are recommending that our stockholders indicate their support for the compensation of our named executive officers by voting “FOR” the following resolution:

“RESOLVED, that the stockholders of the Company approve, on an advisory basis, the compensation of the Company’s named executive officers, as disclosed in the Company’s Proxy Statement for the 2014 Annual Meeting of Stockholders pursuant to the compensation disclosure rules of the Securities and Exchange Commission, including the Compensation Discussion and Analysis, the compensation tables and the other related materials and discussion.”

Vote Required

The affirmative “FOR” vote of the holders of a majority of the shares of common stock present, in person or by proxy, at the Annual Meeting and entitled to vote on Proposal 2 is required to approve, on an advisory basis, the compensation of our named executive officers. Because this say-on-pay vote is advisory, the results of the vote on this proposal will not be binding on us, our Board of Directors or the Compensation Committee. However, the Board of Directors and the Compensation Committee, which is responsible for designing and administering our executive compensation program, value the opinions expressed by our stockholders and will consider the outcome of this vote when making future decisions regarding the compensation of our named executive officers.

OUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS

THAT STOCKHOLDERS VOTE “FOR” PROPOSAL 2:

THE APPROVAL, ON AN ADVISORY BASIS, OF

THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS

Proxy cards properly signed and timely returned to us will be so voted,

unless contrary instructions are specified thereon.

PROPOSAL 3

RATIFICATION OF APPOINTMENT OF

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Proposal

The Audit Committee of the Board of Directors has appointed Hein & Associates LLP (“Hein”), to serve as our independent registered public accounting firm for the fiscal year ending December 31, 2014. Hein has served as our independent registered public accounting firm since 2004. In addition, Hein provides us with certain audit-related services as described below.

At the Annual Meeting, our stockholders will be asked to ratify the Audit Committee’s appointment of Hein as our registered public accounting firm for fiscal 2014. While stockholder ratification of the appointment of Hein is not required by our by-laws or by any other applicable legal requirement, we are submitting this appointment to our stockholders for ratification as a matter of good corporate governance. If our stockholders do not ratify the appointment of Hein, then the Audit Committee will reconsider the appointment, although it may still determine to retain this appointment. Even if the appointment of Hein is ratified by our stockholders, the Audit Committee may, in its discretion, appoint a different independent registered public accounting firm at any time during the year if it determines that such a change would be in the best interests of our company and our stockholders.

We expect that one or more representatives of Hein will be present telephonically at the Annual Meeting, and will be available to respond to appropriate questions and have the opportunity to make a statement if they desire to do so.

The aggregate fees for professional services rendered to us by Hein for the fiscal years ended December 31, 2013 and December 31, 2012 were as follows:

	Fees
	2013	2012
Audit Fees (1)	$364,325	$273,025
Audit-Related Fees (2)	28,875	39,927
Tax Fees	0	0
All Other Fees	0	0

Total	$393,200	$312,952

(1)	“Audit Fees” consist of fees for professional services rendered by Hein for the audit of our consolidated annual financial statements, the audit of our internal control over financial reporting, and the quarterly review of our consolidated interim financial statements included in our Quarterly Reports on Form 10-Q.
(2)	“Audit-Related Fees” consist of fees for professional services rendered by Hein for the audit of our 401(k) plan, the audit of our PowerSecure, Inc. subsidiary on a stand-alone basis, and the 2012 audit of Marcum Midstream 1995-2 Business Trust, an unconsolidated affiliate.

The Audit Committee has determined that the provision of non-audit services by Hein in fiscal 2013 and fiscal 2012 was compatible with maintaining their independence.

Audit Committee Pre-Approval Policy

The Audit Committee has adopted a policy that requires the Audit Committee to pre-approve all audit and non-audit services to be provided by our independent registered public accounting firm. The Audit Committee may delegate this pre-approval authority to one or more of its members, such as its chairman. If any service is pre-approved pursuant to such delegation, the pre-approving member must report the same to the Audit Committee at the next scheduled meeting. In accordance with this pre-approval policy, all professional services provided by Hein as our independent registered public accounting firm during fiscal 2013 and fiscal 2012 were pre-approved by the Audit Committee.

Vote Required

The affirmative “FOR” vote of the holders of a majority of the shares of common stock present, in person or by proxy, at the Annual Meeting and entitled to vote on this proposal is required to ratify the appointment by the Audit Committee of Hein as our independent registered public accounting firm for the fiscal year ending December 31, 2014.

OUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS

THAT STOCKHOLDERS VOTE “FOR” PROPOSAL 3:

THE RATIFICATION OF THE APPOINTMENT OF HEIN

AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR FISCAL 2014

Proxy cards properly signed and timely returned to us will be so voted,

unless contrary instructions are specified thereon.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table contains information regarding the beneficial ownership of our common stock as of April 14, 2014 (except as otherwise noted) by:

•	each person known to us to be the beneficial owner of more than 5% of the outstanding shares of our common stock;

•	each of our directors and nominees for director;

•	each of our named executive officers; and

•	all of our current directors and executive officers as a group.

Unless otherwise indicated, the address of each beneficial owner listed in the table below is c/o PowerSecure International, Inc., 1609 Heritage Commerce Court, Wake Forest, North Carolina 27587. The information provided in the table below is based on our records, information filed with the SEC and information provided by our directors and executive officers.

	Shares Beneficially Owned (1)
Name of Beneficial Owner	Number	Percent (2)
Blackrock, Inc. (3) 40 East 52nd Street New York, NY 10022	1,307,117	5.8
Dimensional Fund Advisors LP (4) Palisades West, Building One 6300 Bee Cave Road Austin, TX 78746	1,232,349	5.5
Sidney Hinton (5)	609,771	2.7
Christopher T. Hutter (6)	61,856	*
Gary J. Zuiderveen	97,798	*
W. Kent Geer	20,243	*
Thomas J. Madden III	54,650	*
Kevin P. Collins (7)	58,601	*
John A. (Andy) Miller (8)	19,366	*
A. Dale Jenkins	4,998	*
All current directors and executive officers as a group (8 persons)(9)	927,283	4.1

*	Less than 1%.
(1)	For purposes of this table, we have determined beneficial ownership in accordance with the rules of the Securities and Exchange Commission, although such information does not necessarily indicate beneficial ownership for any other purpose. Under such rules, beneficial ownership includes any shares as to which the beneficial owner has sole or shared voting power or investment power and any shares that the beneficial owner has the right to acquire within 60 days of April 14, 2014 through the exercise of any stock option or other right. In addition, such shares that the beneficial owner has the right to acquire are deemed to be outstanding in calculating the percent beneficially owned by such beneficial owner, but are not deemed to be outstanding in determining the percent beneficially owned by any other beneficial owner. Unless otherwise indicated in these notes, we believe, based on the information furnished to us, that each beneficial owner has sole voting and investment power with respect to the shares beneficially owned, subject to community property laws where applicable.
(2)	The percentage ownership is based upon 22,364,162 shares of common stock outstanding as of April 14, 2014.

(3)	Information based upon Schedule 13G filed with the SEC on January 30, 2014 by Blackrock, Inc., indicating beneficial ownership as of December 31, 2013, and also indicating that Blackrock, Inc. has sole dispositive power with respect to 1,307,117 shares and sole voting power with respect to 1,278,652 shares.
(4)	Information based upon Amendment No. 3 to Schedule 13G filed with the SEC on February 10, 2014 by Dimensional Fund Advisors LP indicating beneficial ownership as of December 31, 2013. Dimensional Fund Advisors LP has sole voting power with respect to 1,207,395 shares and sole dispositive power with respect to 1,232,349 shares. Dimensional Fund Advisors LP is a registered investment adviser that furnishes investment advice to four registered investment companies, and serves as investment manager to certain other commingled group trusts and separate accounts (such investment companies, trusts and accounts, collectively referred to as the “Dimensional Funds”). In certain cases, subsidiaries of Dimensional Fund Advisors LP may act as an adviser or sub-adviser to certain Dimensional Funds. In its role as investment adviser, sub-adviser and/or manager, neither Dimensional Fund Advisors LP nor its subsidiaries (collectively, “Dimensional”) possess voting and/or investment power over the securities that are owned by the Dimensional Funds, and may be deemed to be the beneficial owner of the shares held by the Dimensional Funds. However, all securities reported in this schedule are owned by the Dimensional Funds. Dimensional disclaims beneficial ownership of such securities.
(5)	Includes 50,000 shares that may be acquired by Mr. Hinton upon the exercise of stock options exercisable within 60 days of April 14, 2014.
(6)	Includes 11,000 shares that may be acquired by Mr. Hutter upon the exercise of stock options exercisable within 60 days of April 14, 2014.
(7)	Includes 28,611 shares that may be acquired by Mr. Collins upon the exercise of stock options exercisable within 60 days of April 14, 2014.
(8)	Includes 15,000 shares that may be acquired by Mr. Miller upon the exercise of stock options exercisable within 60 days of April 14, 2014.
(9)	Includes 104,611 shares that may be acquired upon the exercise of stock options exercisable within 60 days of April 14, 2014 by our current directors and executive officers. See notes (5) through (8).

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

This Compensation Discussion and Analysis section of this proxy statement addresses the executive compensation program for our named executive officers, who are the following:

•	Sidney Hinton, our President and Chief Executive Officer;

•	Christopher T. Hutter, our Executive Vice President and Chief Financial Officer; and

•	Gary J. Zuiderveen, our Vice President of Financial Reporting, Controller and Principal Accounting Officer.

In this “Executive Compensation” section, when we refer to our executives, our officers or our executive officers we mean these three named executive officers, unless the context otherwise provides or requires.

Executive Summary

Compensation Philosophy. Our executive compensation program is designed to provide incentives for, reward, retain and, in the case of new hires, attract highly driven and successful executive officers who are critical for us to achieve our short-term and long-term strategic and operational business and financial goals and to enhance stockholder value, while at the same time avoiding the encouragement of unnecessary or excessive risk-taking. We seek to closely align the interests of our named executive officers with the interests of our stockholders through our executive compensation program, which is administered by our Compensation Committee with the advice of its independent compensation consultant. At the core of our executive compensation program is our “pay-for-performance” philosophy that links compensation levels to achievement of our overall strategy and business goals. We believe that our executive compensation program is strongly aligned with the interests of our stockholders and based on sound corporate governance principles, and that this program drives performance on a risk-appropriate basis.

Under our executive compensation program, our named executive officers are rewarded for the achievement of both specific corporate financial and strategic goals as well as individual performance goals that are designed and intended to drive the creation of stockholder value. The Compensation Committee regularly reviews the compensation program for our named executive officers to ensure that it achieves the desired goals of incentivizing performance and aligning our executives’ interests with our stockholders’ interests. This includes establishing performance targets and individual performance goals based on our strategic and operating plans.

We believe that our executive compensation program is strongly aligned with the interests of our stockholders, exhibits sound corporate governance principles and supports our pay-for-performance philosophy on a risk-appropriate and balanced basis, which is evidenced by the following:

•	Our executive compensation program is comprised of a variety of elements, including base salary, annual cash bonuses and equity awards, intended to both reward and incentivize performance and increase stockholder value within a balanced and competitive framework.

•	A significant portion of our total executive compensation is provided in the form of performance-based, “at-risk” compensation, with appropriate upside potential for strong performance, as well as downside exposure for underperformance.

•	Our annual cash bonuses and incentive payouts for our named executive officers are performance-based and tied to the achievement of key corporate financial and individual goals, which we believe enhance stockholder value.

•	Commencing in 2014, the majority of the incentive program for our Chief Executive Officer will be equity-based rather than cash-based, further strengthening the alignment of his incentives with the long-term interests of our stockholders, including performance shares with multi-year targets and restricted stock awards with long-term vesting.

•	Our long-term equity incentive plan permits us to use a mix of stock options, restricted stock and performance shares and to establish vesting terms that are designed to motivate retention and performance as well as to align the interests of our employees with the interests of our stockholders.

•	Our executive compensation decisions take into account the dynamic financial and business markets in which we operate, and take into account our corporate and financial goals and strategies and our emphasis on long-term performance goals.

•	We have adopted an executive compensation recoupment or clawback policy that allows us to recover incentive compensation awarded to our named executive officers if it was based on financial results that were subsequently determined to be inaccurate.

•	We have adopted stock ownership guidelines requiring our named executive officers, as well as our directors and other key management employees, to obtain, and thereafter to maintain, minimum and meaningful levels of stock ownership, and after a phase-in period to hold all company equity awards on a net basis until such minimum levels of ownership are reached.

•	We have adopted an insider trading policy that, among other things, prohibits our named executive officers and our directors from engaging in hedging transactions and also prohibits, except in limited situations with approval by our Board, pledging the shares of our company that they own as collateral for loans or holding them in margin accounts.

•	We do not provide any excise tax or other tax gross-ups for any compensation payable to our named executive officers.

•	The Compensation Committee has engaged an independent compensation consultant that has no relationship with management, receives no other fees from us and has no other relationship creating a conflict of interest.

•	We have implemented a number of risk-mitigating measures so that our executive compensation program is structured to motivate and reward our named executive officers for taking appropriate business risks while at the same time avoiding pay practices that incentivize excessive risk-taking, as confirmed by our annual compensation risk assessment conducted by the Compensation Committee’s independent compensation consultant.

•	In addition to holding annual say-on-pay votes, which allow our stockholders to express their support for executive compensation on an annual basis, we continually reach out to our stockholders so they can express their views on executive compensation informally. Specifically, as part of our ongoing evaluation of our executive compensation program and considering stockholder feedback along with the input of our compensation consultant and best practices, we modified our 2014 annual incentive program for our Chief Executive Officer.

•	We have a long-standing commitment to strong corporate governance principles and director independence, as all members of our Board of Directors (except our Chief Executive Officer) and all members of our Compensation Committee are independent, and we have separated the office of the Chairman of the Board from the office of the Chief Executive Officer in our company leadership structure.

We believe that our executive compensation program incentivizes outstanding performance and achievements, while appropriately balancing risk and reward. In addition, we believe that our executive compensation actions for 2013 aligned with our pay-for-performance philosophy and also aligned the interests of our named executive officers with the mid- and long-term interests of our stockholders. Our executive officers have continued to successfully manage our company through the challenging business climate, growing our business on a strong and consistent basis, and simultaneously creating a solid platform for our future business success and financial performance. In 2013, our executive officers led the achievement of our strong financial results, as discussed below, which was recognized in our stock price performance. We believe that our executive compensation program has been instrumental in motivating our executives to achieve this performance while effectively balancing near and long-term risks and rewards.

Business Highlights. In 2013, our executive officers successfully led and executed our business strategy and financial plan of substantially growing and expanding our products, services, markets and operations and improving our financial results. As intended by our executive compensation incentives, our executive officers delivered strong, and in some cases record, financial results and led several key financial and business achievements that built a strong foundation for our future growth and success. We believe that these achievements, along with general market conditions, led to a significant increase in stockholder value that outpaced our industry over the course of the year.

Highlights of our business and financial results and operations in 2013, led by our executive officers, included the following:

•	Our consolidated revenues in 2013 grew to a record level of $270 million, a 67% increase over 2012.

•	Revenues in each of our product and service categories, Distributed Generation, Utility Infrastructure and Energy Efficiency, grew by at least 46% in 2013, achieving new levels of scale and providing a strong foundation for future growth and profit achievement.

•	Our backlog of future revenue expected to be recognized after December 31, 2013, as announced on March 10, 2014, reached a record level of $248 million compared to $183 million at the same time in the prior year.

•	Our diluted earnings per share in fiscal 2013 were $0.22 on a GAAP basis, up 37.5% compared to $0.16 in 2012.

•	We raised $34 million of net proceeds in an equity offering and $25 million of gross proceeds from a term note with our lender.

•	We ended the year with a very healthy balance sheet, highlighted by $50.9 million in cash on hand, no balance outstanding under our $20 million revolving credit facility, and term debt and capital leases of $27.2 million.

•	We made several key acquisitions that expanded and diversified our customer base, our product and service offerings and our markets, including acquisitions of our ESCO, Solais, Encari and PowerLine businesses.

•	We restructured our energy efficiency LED lighting operations to position our product lines for enhanced future growth and profitability by taking advantage of the manufacturing and sourcing synergies contemplated by our acquisition of Solais.

•	Our stock price increased over the course of 2013 by 120%.

•	We listed our common stock on the New York Stock Exchange, which we believe is helping to both enhance our trading market and also improve our brand recognition.

We believe that our executive compensation program has been a key factor in motivating our executives to accomplish this high level of performance and these important business, strategic, operational and financial achievements, as well as continuing to build the foundation for our future success.

Advisory Vote on Executive Compensation and Stockholder Outreach

Our Board of Directors and the Compensation Committee value the input and carefully consider the feedback from our stockholders regarding our executive compensation program. Primarily through management, we regularly communicate with our stockholders to better understand their opinions on our business strategy and objectives as well as to gather their feedback regarding other matters of investor interest such as executive compensation.

At our 2013 annual meeting of stockholders, we held our annual stockholder advisory vote on the compensation of our named executive officers, referred to as a say-on-pay vote. Our stockholders overwhelmingly approved the compensation of our named executive officers, with 96% of stockholder votes cast in favor of our 2013 say-on-pay resolution. As we evaluated our compensation practices for 2014, we were mindful of the level of support our stockholders expressed for our pay-for-performance compensation philosophy linking compensation to our financial and operating goals and the enhancement of stockholder value.

We believe that, based on the results of the 2013 say-on-pay vote and management’s outreach and communications with many of our stockholders before and after the vote, our stockholders strongly support our executive compensation program. However, we did receive input from some of our stockholders that our executive compensation program, especially for Sidney Hinton, our Chief Executive Officer, should be more equity-based, provide more long-term incentives and focus on bottom line metrics. As part of its ongoing evaluation of our executive compensation program taking into account our overall company goals, best practices, the input of our independent compensation consultant as well as this feedback from our stockholders, the Compensation Committee made changes to our executive compensation program designed to add meaningful equity-based components to the compensation programs for our Chief Executive Officer and our Chief Financial Officer and to strengthen the focus on enhancing our earnings.

The Compensation Committee and the Board continue to emphasize the importance of linking pay to performance and have directed management to continue its ongoing engagement with our largest stockholders to receive their feedback on our executive compensation program and on corporate governance practices.

In 2011, after taking into account the strong preference for an annual say-on-pay vote expressed by our stockholders at our 2011 annual meeting, the Board of Directors determined that we will hold an annual advisory stockholder vote on the compensation of our named executive officers until the next say-on-pay frequency vote. Our Board of Directors and our Compensation Committee value the opinions of our stockholders and, to the extent there is any significant vote against the compensation of our named executive officers, we will consider our stockholders’ concerns and the Compensation Committee will evaluate whether any actions are necessary to address those concerns.

Overview of Compensation Committee

The Compensation Committee of our Board of Directors is responsible for establishing and administering the compensation program and policies for our executive officers as well as developing and monitoring our compensation program and philosophy for our employees generally. The Compensation Committee approves all compensation paid to our executive officers, establishes our compensation policies for our executive officers, reviews and approves our general compensation policies for our non-executive employees and also oversees the administration of our stock plans under which grants of equity awards, such as stock options and restricted stock, may be made to our executive officers and employees.

During 2013, the members of the Compensation Committee were John A. (Andy) Miller (Chairman), W. Kent Geer, Thomas J. Madden III, Kevin P. Collins and Anthony D. Pell (until June 11, 2013). A. Dale Jenkins joined the Compensation Committee on January 24, 2014. The Board of Directors has determined that each member of the Compensation Committee is independent under our Standards of Director Independence, under the current listing standards of the New York Stock Exchange and under the rules and regulations of the SEC.

Objectives and Philosophy of Executive Compensation Program

Our executive compensation program is designed to allow us to attract, retain, motivate and reward highly qualified and industrious executives and to enhance stockholder value driven by a pay-for-performance philosophy within a risk-appropriate program. We have developed an effective compensation program that entices outstanding talent to join our company, encourages professional growth in our officers and employees, motivates and rewards outstanding individual and corporate performance and creates a path towards corporate excellence. Our executive compensation program is designed to accomplish the following objectives:

•	to attract and retain highly talented and productive executive officers;

•	to provide incentives and rewards for our executive officers to be strong leaders and managers, to perform at a superior level and to achieve important financial and strategic goals;

•	to align the interests of our executive officers with the interests of our stockholders; and

•	to develop a strong “pay-for-performance” culture on a risk appropriate basis.

To achieve these objectives, the Compensation Committee has designed an executive compensation program that consists of four basic components:

•	base salary;

•	short-term incentive compensation in the form of annual cash incentive awards;

•	long-term incentive compensation in the form of equity grants such as stock options, restricted stock and performance-based restricted stock; and

•	perquisites and general benefit programs.

Our compensation program is designed to be performance-based, which we believe is in the best interests of our stockholders. We seek to design our compensation program with a goal of maximizing corporate performance and enhancing stockholder value on a risk appropriate basis in accordance with sound corporate governance principles.

Compensation Committee Processes and Procedures

Overview of Processes and Procedures

In general, the Compensation Committee’s compensation process involves a combination of establishing proper metrics for certain compensation elements, such as the annual incentive compensation plan and any performance-based stock awards, with other compensation elements being subjective and based primarily on the judgment of the members of the Compensation Committee. The Compensation Committee is responsible for the review and approval of all aspects of our executive compensation program and makes all decisions regarding the compensation of the named executive officers. In fulfilling its duties and responsibilities, as discussed below, the Compensation Committee seeks the input and recommendations of our Chief Executive Officer and of the Compensation Committee’s independent compensation consultant with respect to both overall compensation practices and guidelines and specific compensation decisions. Annually, the Compensation Committee reviews the base salaries, establishes the annual bonus and incentive compensation plans, goals and arrangements and evaluates the long-term incentives and overall compensation levels of our named executive officers. The Compensation Committee generally makes these critical annual compensation decisions during March and/or April of each year, after the Compensation Committee has available the prior year’s annual consolidated financial results and has completed the determination of the prior year’s incentive payouts.

During its annual review of the named executive officers, the Compensation Committee considers the value of the overall role and contribution of each named executive officer, including the impact that the named executive officer has had on the achievement of our corporate performance and on our strategic, financial and operating goals. In making compensation decisions, the Compensation Committee also analyzes tally sheets for each of the executive officers that show the dollar amount of each component of the executive officer’s compensation. The Compensation Committee also considers the recommendations of our Chief Executive Officer and the advice of the Compensation Committee’s independent compensation consultant. While the Compensation Committee gives significant weight to the recommendations of our Chief Executive Officer and of the independent compensation consultant, the Compensation Committee is responsible for making the final decision on executive compensation matters and exercises its discretion and authority in approving, modifying or rejecting these recommendations. After considering these recommendations and making its own evaluation, the Compensation Committee establishes the base salary, annual bonus and incentive programs and targets and long-term compensation for the named executive officers.

Subject to exceptions from time to time as it deems appropriate, the Compensation Committee does not specifically utilize peer company comparisons to establish executive compensation levels, although it may consider general industry pay survey data in assessing the reasonableness of compensation and ensuring that compensation levels at our company remain competitive. The Compensation Committee believes that, due to the diversification, market niches and size of our company, it is difficult to establish a meaningful peer group or to make meaningful comparisons with other companies. Accordingly, the Compensation Committee believes that its members, with the assistance and recommendations of our Chief Executive Officer and the advice of its independent compensation consultant, are generally best situated to make compensation decisions.

The Compensation Committee does not generally exercise its power to delegate its authority to subcommittees and officers, other than its annual practice of delegating to the Chief Executive Officer the authority to grant a limited number of equity awards to non-executive employees under conditions prescribed by the Compensation Committee. The Compensation Committee has authority under its charter to retain, approve fees for and terminate independent experts, consultants and advisors as it deems necessary to assist in the fulfillment of its responsibilities.

Role of Our Executive Officers

The Compensation Committee considers, and factors into its decision-making process, recommendations from our Chief Executive Officer regarding the compensation of other executives. Our Chief Executive Officer often provides the Compensation Committee with his recommendations on certain components of the compensation of the other executive officers, either directly through recommended compensation amounts or indirectly through performance evaluations. Our Chief Executive Officer often makes these recommendations to the Chairman of the Compensation Committee without participating in meetings of the Compensation Committee. Although from time to time our Chief Executive Officer is invited to and participates in meetings discussing the compensation of other executive officers, he is not present for any portions of meetings when his compensation is being determined. No other executive officer was actively involved in the evaluation, design or administration of our executive compensation program, other than providing information from time to time requested by the Compensation Committee.

Role of Independent Compensation Consultant

The Compensation Committee has engaged and regularly consults with Frederic W. Cook & Co., its independent compensation consultant, in performing its duties and considers its advice and recommendations before taking actions and making decisions on executive compensation. Since 2007, the Compensation Committee has utilized Cook & Co. to assist it with establishing our executive compensation program and setting the elements of the compensation of executive officers, including base salaries, bonus and incentive compensation plans and arrangements and equity granting practices. The Compensation Committee typically invites Cook & Co. to attend meetings where compensation actions are to be discussed and Cook & Co.’s advice and analysis is expected to be sought. Cook & Co. provides the Compensation Committee with advice and recommendations on executive compensation as appropriate and as requested by the Compensation Committee. Cook & Co. from time to time communicates with the Chairman of the Compensation Committee outside of Committee meetings. Cook & Co. has not provided any services to, or received any fees from, our company or management other than for compensation consulting services rendered to the Compensation Committee. In addition, Cook & Co. was selected by, reports directly to, has its compensation and other terms of engagement authorized by, and can only be terminated by the Compensation Committee and not management. For these and other reasons discussed under “Corporate Governance—Committees of the Board – Compensation Committee”, the Compensation Committee has assessed the independence of Cook & Co. pursuant to the factors set forth in the listing standards of the New York Stock Exchange and concluded that Cook & Co. is independent from management and has no conflict of interest that would prevent Cook & Co. from independently serving the Compensation Committee.

Components of Executive Compensation

Executive Compensation Performance Factors

The Compensation Committee believes that the compensation and incentives of each named executive officer should be significantly influenced by a combination of the named executive officer’s individual contribution and performance and of our corporate performance and the executive’s contribution to that performance. Since the adoption of our executive incentive compensation plan in 2010, the Compensation Committee has tied the majority of the annual cash bonus and incentive compensation payouts for our Chief Executive Officer and our Chief Financial Officer to the achievement of key corporate financial goals that are objective, that are linked to our annual business plan and strategy and that the Compensation Committee believes are key components in increasing stockholder value. We continue to have qualitative components in certain portions of our executive compensation program, as to which the Compensation Committee considers certain specific qualitative factors of individual performance and contribution to corporate performance, as well as our financial and operating performance taking into account the overall economic and operating environment in which we conduct our business.

For Mr. Hinton, our Chief Executive Officer, the key specific qualitative factors considered by the Compensation Committee in evaluating his individual performance and contribution to corporate performance in 2013 included effective leadership, enhancing the long-term value of our company, achieving growth goals approved by our Board, efficiently and effectively managing our operations processes and procedures, leading our risk management, enhancing our priority on safety, effectively communicating with stockholders and leading our management succession planning. We reevaluate these factors every year, based upon our expectations of Mr. Hinton and our near-term and long-term goals and strategies and prevailing business, market and economic conditions.

For Mr. Hutter, our Chief Financial Officer, the key specific qualitative factors considered by the Compensation Committee in evaluating his individual performance and contribution to corporate performance in 2013 included his leadership in our compliance with GAAP and the rules and regulations of the SEC, effective oversight of our financial statements and internal control over financial reporting and of our SEC filings and reports, leading our compliance with the Sarbanes-Oxley Act, maintaining timely and effective communication with our Board on financial matters and issues, planning analytics, treasury management and capital structure planning and execution, working capital management, M&A analytics and execution, financial planning leadership, contributing to our business plan and strategic direction, leading our investor relations program, and leading communications with regulatory agencies. We reevaluate these factors every year, based upon our expectations of Mr. Hutter and our near-term and long-term goals and strategies and prevailing business, market and economic conditions.

For Mr. Zuiderveen, our Principal Accounting Officer, we restructured his employment arrangements in October 2012. Under his employment agreement as so revised, Mr. Zuiderveen is not entitled to receive annual bonuses.

The principal factors that our Compensation Committee considered with respect to each element of our named executive officers’ compensation packages are summarized below. Our Compensation Committee may, however, in its discretion apply entirely different factors with respect to the various elements of executive compensation in future years.

Pay Mix

For 2013, the computation of the pay mix for our named executive officers as it relates to the proportion of their compensation paid in cash or accounted for by their base salary, based on their total compensation as reported in accordance with the Summary Compensation Table, was skewed due to inclusion in of the retention stock award granted to Mr. Hinton, which has a ten year vesting period, and the purchase of a superior annuity policy as a vehicle to fund our pre-existing post-retirement payout obligations to Mr. Hinton, and was not meaningful in an analysis of our compensation program and not the basis of any compensation decisions by the Compensation Committee. In 2014 and beyond, the pay mix for our named executive officers will reflect the transition of our executive compensation towards more equity-based incentives.

Base Salary

Generally. We establish base salaries for our named executive officers in amounts that are intended to provide them with regularly-paid income to compensate them for their services rendered to us during the fiscal year, since it is the most stable component of our executive compensation program and not at risk. The base salary is intended to provide financial stability to executives in order to attract and retain qualified and experienced individuals. Base salaries are also often used in measuring other compensatory opportunities, such as target bonuses and incentive compensation opportunities, which in recent years have been set at a percentage or multiple of base salary, and severance arrangements, which for the named executive officers is based in part upon a multiple of base salary.

The base salary for each named executive officer is reviewed annually and may be adjusted in the discretion of the Compensation Committee. The base salary for each of our named executive officers is subjectively determined primarily on the basis of the following factors: experience, personal performance, contribution to our corporate performance, level of responsibility, duties and functions, breadth of knowledge, internal base salary comparability considerations, general changes in executive compensation, and our financial performance generally. The relative weight given to each of these factors differs from individual to individual, as the Compensation Committee deems appropriate. In addition, the Compensation Committee considers the recommendation of our Chief Executive Officer for other executive officers, as well as the advice of its independent consultant. The Compensation Committee did not use any peer group comparisons in 2013.

In 2013, the Compensation Committee did not increase the base salaries of our executive officers, due to the business and economic conditions and of our circumstances at the time. Under Mr. Zuiderveen’s revised employment agreement, he is not entitled to receive, and our Compensation Committee does not intend to grant, any increase in his base salary from the annual rate at which it was set in October 2012.

Annual Cash Bonuses

Generally. We typically grant bonuses to our named executive officers after the end of each year for their services and performance over the prior year. These bonuses are based on financial and individual performance objectives that are determined at the beginning of the fiscal year and assessed by the Compensation Committee after the end of the year. These bonuses are intended to provide incentives to our named executive officers on an annual basis to deliver performance that supports our business and strategic goals and enhances our financial results. However, under Mr. Zuiderveen’s employment agreement as revised in October 2012, he is no longer entitled to receive any bonus awards.

Executive Incentive Plan. In April 2010, upon the recommendation of the Compensation Committee, our Board of Directors adopted the 2010 Executive Incentive Compensation Plan, which we refer to as the Executive Incentive Plan. The Executive Incentive Plan is a cash incentive program designed to motivate participants to perform to the best of their abilities and achieve our financial and other performance objectives, with the goal of enhancing stockholder value. The Executive Incentive Plan serves in our executive compensation program as an annual incentive plan based on such factors, metrics and terms as the Compensation Committee establishes each year, based on the circumstances and goals at the time, with an annual bonus target opportunity based on a percentage or multiple of the participating officer’s base salary.

Under the Executive Incentive Plan, the Compensation Committee selects the executives and other key employees of the Company who will be participants and eligible to earn awards under the Executive Incentive Plan. At the beginning of each performance period, which generally will consist of one fiscal year, the Compensation Committee will establish the performance goals for each participant, the weighting of those performance goals and the awards payable to each participant based on the achievement of those performance goals. Each participant’s award opportunity will typically be expressed as a percentage or multiple of base salary earned during the applicable performance period. Participants will be eligible to receive an award under the Executive Incentive Plan only if and to the extent performance goals predetermined by the Compensation Committee are achieved. The Compensation Committee has the discretion to reduce or eliminate any award under the Executive Incentive Plan.

The performance goals may be based on corporate financial measures (including, but not limited to, revenues, operating income, pre-tax income, net income, gross profit, costs, cash position, cash flow, free cash flow, operating cash flow, EBITDA, any of the preceding measures as a percent of sales, earnings per share (before or after taxes), return on assets, return on equity, return on investment, return on sales, total stockholder return and change in stock price), other company and business unit financial objectives, operational efficiency measures, individual performance and other objectives tied to our success or such other criteria, qualitative or quantitative, as the Compensation Committee determines in its discretion and judgment. Performance goals and the weighting thereof may differ from participant to participant, from performance period to performance period and from award to award.

The Compensation Committee administers the Executive Incentive Plan. Subject to the terms of the Executive Incentive Plan, the Compensation Committee has all discretion and authority necessary or appropriate to control and manage the operation and administration of the Executive Incentive Plan. The Compensation Committee or the Board may amend or terminate the Executive Incentive Plan at any time and for any reason. The Compensation Committee has adopted a policy that provides it with the discretion to review the impact of any acquisitions or dispositions with respect to our executive compensation program, as well as any other items of a non-routine, non-recurring nature, and to determine whether to include or exclude the impact of such items from the performance calculations under the annual compensation program, such as under the Executive Incentive Plan.

2013 Incentive Plan Awards to Messrs. Hinton and Hutter. The Compensation Committee determined that the participants in the Executive Incentive Plan for 2013, or the 2013 Incentive Plan, were Sidney Hinton and Christopher T. Hutter, and selected the following three components as the performance goals:

•	our consolidated earnings per share, computed on an after-tax basis, which we refer to as our EPS,

•	our consolidated revenues, and

•	the individual performance of each participant.

The Compensation Committee concluded that our EPS and consolidated revenues were among the key indicators of our performance and the financial metrics closely followed by our investors and by potential investors, and thus that the satisfaction of targeted performance of those metrics was reasonably likely to correlate with, or even lead to, an increase in stockholder value. The Compensation Committee utilized similar financial metrics in fiscal 2012 and believed such metrics continued to be appropriate and were consistent with stockholder interests and feedback on our 2012 executive compensation program. The Compensation Committee also concluded that, as in 2012, a portion of the bonus opportunities to Messrs. Hinton and Hutter for 2013 should be tied to individual performance to emphasize the need for strong leadership in establishing the foundation for the future growth of our evolving company and to mitigate potential risks that could emerge from excessive focus on short-term financial results. The only change in metrics for 2013 from 2012 was measuring EPS on a post-tax basis rather than a pre-tax basis, intended to align the EPS results more closely with the results that impact stockholders.

The Compensation Committee established threshold, target and maximum performance levels for the EPS and revenues goals that, when combined with the incentive opportunity for individual performance, created the following potential cash awards payable, expressed as a percentage of base salary, under the 2013 Incentive Plan for Messrs. Hinton and Hutter upon the achievement of the following performance levels:

	Potential 2013 Incentive Plan Payouts As a Percentage of Base Salary
Name	Threshold	Target	Maximum
Sidney Hinton	50%	100%	200%
Christopher T. Hutter	25%	50%	75%

After reviewing our business plan and strategy and internally projected financial results and goals, and also after consideration of investor expectations, the Compensation Committee established the following threshold, target and maximum performance levels for the EPS and revenues goals and the following weighting for each performance goal under the 2013 Incentive Plan:

	2013 Incentive Plan Performance Levels
Performance Goal	Threshold	Target	Maximum	Weighting
EPS	$0.21	$0.41	$0.61	50%
Revenues	$185 Million	$200 Million	$220 Million	25%
Individual Performance	Discretionary	Discretionary	Discretionary	25%

The Compensation Committee, in establishing these goals, believed that achievement of these performance levels would drive solid growth and performance in 2013. The Compensation Committee believed that the target levels represented achievable financial results with stretch performance and that the maximum levels would require very high levels of performance believed to be possible but would represent superior performance beyond expectations.

For fiscal 2013, our EPS was $0.22, which exceeded the threshold goal but was less than the target goal, resulting in a less than target level payout to Messrs. Hinton and Hutter for the EPS metric. As provided in the Executive Incentive Plan, the bonus payout amounts for the post-tax EPS metric were established by interpolation on a straight-line basis. In addition, in fiscal 2013 our consolidated revenues were $270.2 million, a company record and a 67% increase over fiscal 2012 revenues, significantly ahead of expectations and exceeding the maximum goal. The Compensation Committee noted that while our revenue growth in 2013 resulted from both organic growth of our business and operations at the time we established these goals and from acquisitions made after that time, the revenues from our organic growth alone exceeded the maximum revenue goal. As a result, Messrs. Hinton and Hutter received the maximum payout with respect to the revenue metric.

In its qualitative assessment of the individual performance of each of the officers in 2013, the Compensation Committee concluded that the individual performance of each of Messrs. Hinton and Hutter exceeded his respective target level but was less than the maximum level. The key specific qualitative factors considered by the Compensation Committee in evaluating their individual performances are discussed above under “—Compensation Discussion and Analysis—Components of Executive Compensation—General Executive Compensation Performance Factors.” The Compensation Committee also took into account the overall economic and operating environment in which we conduct our business when considering these factors. However, the Compensation Committee made this subjective evaluation of individual performance without using specific targets, weightings or formulas in making its determination of the level of the individual performance of Messrs. Hinton and Hutter.

After reviewing our financial performance and results for fiscal 2013 and evaluating the individual performances of Messrs. Hinton and Hutter, the Compensation Committee approved the following cash payouts under the 2013 Incentive Plan:

	Actual 2013 Incentive Plan Payouts				Total Payout
Name	EPS	Revenues	Individual Performance	Total Payout	as a Percentage of Base Salary
Sidney Hinton	$157,188	$297,500	$175,000	$629,688	105.8%
Christopher T. Hutter	$42,656	$60,938	$45,000	$148,594	45.7%

Long-Term Incentive Compensation

Background. Our long-term incentives are designed and intended to align the interests of our named executive officers with those of our stockholders by linking the executive’s incentive with the creation of stockholder value, to provide an opportunity for increased equity ownership by our executives, and to maintain competitive levels of executive compensation, thus providing executives with a significant incentive to manage us from the perspective of an owner with an equity stake in our company. Because of the direct relationship between the value of restricted stock, performance shares and stock options and the market price of our common stock, we believe that the practice of granting awards of restricted stock, performance shares and stock options provides the Compensation Committee with an excellent tool for motivating our named executive officers to manage our company in a manner that is consistent with the interests of our stockholders. We also regard our equity grant program as a key retention tool, and the Compensation Committee considers retention as an important factor in setting the vesting schedule for restricted stock, performance shares and stock options.

The number of shares of common stock that we award in each grant of stock options, restricted stock or performance shares is determined by the Compensation Committee primarily based on the named executive officer’s anticipated contributions to our future success, the level intended to create a meaningful opportunity for stock ownership based on the executive officer’s current position with us and current stock ownership, the executive officer’s potential for increased responsibility and promotion and the executive officer’s personal performance in recent periods. The Compensation Committee also considers the number of shares of common stock, shares of restricted stock, performance shares and stock options already held by the named executive officer in order to maintain an appropriate level of equity incentive for that individual. While the Compensation Committee does not adhere to any specific guidelines as to the relative equity holdings of our named executive officers, it typically considers the recommendation of our Chief Executive Officer and the advice of its independent compensation consultant.

Until June 2008, grants of equity awards were made under our 1998 Stock Incentive Plan, as amended and restated, which we refer to as our 1998 Stock Plan. Since June 2008, grants of equity awards have been made under our 2008 Stock Incentive Plan, as amended and restated, which we refer to as our 2008 Stock Plan. Under our 2008 Stock Plan, the Compensation Committee has the authority to grant stock options, restricted stock, restricted stock units, performance shares, performance units and various other forms of equity awards to employees, including our named executive officers. To date, all grants of equity awards made by the Compensation Committee have been in the form of either stock options or restricted stock, the vesting of which has been tied either to service time or to performance conditions established by the Compensation Committee.

In 2007, in connection with the negotiation of new or amended employment agreements with our executive officers, we made significant awards of restricted stock under our 1998 Stock Plan to Messrs. Hinton, Hutter and Zuiderveen, with vesting over a five year period for approximately half of the restricted shares based on our performance during each year of that period and the remainder of the restricted shares cliff vesting at the end of that five year period. From 2008 through 2012, the Compensation Committee did not grant any additional equity awards to Mr. Hinton and granted only limited stock option awards to Messrs. Hutter and Zuiderveen.

Over the course of 2013, as part of its ongoing evaluation of our executive compensation program taking into account our overall company goals, best practices, the advice of its independent compensation consultant, as well as stockholder feedback, and also in light of the lack of any equity incentives being granted to Mr. Hinton since the 2007 stock award, the Compensation Committee determined to modify the incentive compensation structure for Mr. Hinton so that equity-based incentives would play a more meaningful role in his compensation and further strengthen the alignment of Mr. Hinton’s incentives and interests with those of our stockholders.

The Compensation Committee has taken two specific actions to accomplish this shift to more equity-based incentives for Mr. Hinton. First, in December 2013, the Compensation Committee made a special equity grant to Mr. Hinton intended to serve as a long-term retention tool for his services over a ten year period. This award was intended to acknowledge Mr. Hinton’s successful leadership of our company and his critical role in the execution of our growth strategy in future years. Under the award, Mr. Hinton was granted 275,000 restricted shares of common stock that vest over a ten year period in two equal installments, the first installment not vesting until five years after grant and the second installment not vesting until ten years after grant, subject in each case to Mr. Hinton’s continued service to our company on the vesting dates. The restricted shares will not vest prior to these vesting dates if Mr. Hinton voluntarily terminates his employment with us for any reason. Early vesting of these restricted shares will only occur in part upon Mr. Hinton’s death or disability (pro rata through the month of such event), or in full in the event that either Mr. Hinton is terminated by us without cause or there is a change in control of our company. Second, as discussed below under “—Shift to a More Equity-Based Compensation Program in 2014 and Beyond,” Mr. Hinton’s annual incentive program for 2014 was modified from a cash-only annual bonus plan to an incentive program that includes both cash bonus and equity incentives covering annual and multi-year periods.

In addition, as part of its focus on enhancing equity-based incentives for its executive officers, in June 2013 the Compensation Committee granted an award of 25,000 shares of restricted stock to Mr. Hutter, vesting over a five year period.

In the future, the Compensation Committee will continue to evaluate the best methods for utilizing equity incentives to provide long-term equity compensation to our named executive officers, consistent with our executive compensation program and the factors discussed in this analysis. However, the Compensation Committee has not established any specific policy or guidelines on the type or amount of equity incentives to grant or on the allocation between restricted stock and stock options.

Perquisites and Other General Benefits

Our named executive officers, like our other employees, are eligible to participate in various employee benefit plans, including medical plans and life and disability insurance. In addition, we maintain a 401(k) plan for the benefit of all our employees, including our named executive officers, and we make matching contributions to such persons, which matching percentage is the same for our named executive officers as for all other employees under our 401(k) plan.

We also provide limited perquisites and personal benefits to our named executive officers that are not otherwise available to all of our employees, but only to the extent that we believe they are reasonable and consistent with our overall compensation program and better enable us to attract and retain superior executives. The Compensation Committee periodically reviews the levels of perquisites and other personal benefits provided to the named executive officers. Certain of these perquisites and personal benefits are provided and required by our executives’ employment agreements as the result of negotiations in connection therewith. While the Compensation Committee considers these benefits and perquisites in making compensation decisions, they do not have a material influence on these decisions because they are a relatively insignificant portion of the total compensation of the executives.

We provide our Chief Executive Officer and our Chief Financial Officer with either the use of a company automobile intended primarily for business use or a car allowance in lieu of such use. In addition, we pay for one country club membership for our Chief Executive Officer, as provided in his employment agreement, which the Compensation Committee approved because it believes a club membership can provide an opportunity to build business and community relationships while promoting a healthy lifestyle. We do not own, lease, maintain or otherwise use any corporate aircraft, and our executives exclusively use commercial airlines for all air travel. We do not provide pension arrangements or similar benefits to either our named executive officers or our other employees, other than the annuity arrangement for Mr. Hinton discussed below. Periodically, our named executive officers attend company-related activities, such as sporting events or out-of town business meetings, in which we incur travel and other event-related expenses. In addition, we provide a $5 million life insurance policy for the benefit of Mr. Hinton and a supplemental disability policy for the benefit of Mr. Hutter.

Under the terms of his employment agreement as part of the inducement and retention incentive for him to serve as our Chief Executive Officer, Mr. Hinton is entitled to receive, after retirement, monthly annuity payments equal to $20,000 per month, beginning at age 58. In 2007, we purchased an annuity policy from a third party, intended to satisfy our obligation to make such payments. In 2013, we terminated that annuity policy and purchased a new, superior annuity policy from a different insurance company that fully guaranteed the cash resources necessary to fund our obligations to make post-retirement payments to Mr. Hinton and removed any interest rate or market risk, with the funds from the cash surrender value of the terminated policy plus an additional payment of $616,223. We took these actions not due to any change in our obligations to Mr. Hinton but rather to acquire a superior funding vehicle, in light of changes in market conditions and annuity policies since 2007, that would insure that our post-employment obligations to Mr. Hinton would be satisfied without the need for any future cash payments by us, regardless of future business, market or interest rate conditions or changes.

The incremental cost of providing perquisites and benefits to our named executive officers is set forth in a separate table that is included in the footnotes to the column entitled “All Other Compensation” in the Summary Compensation Table.

Termination Benefits

Other than the severance and change in control arrangements set forth in specific written employment agreements with some of our named executive officers, the participation and matching contributions under our tax-qualified 401(k) plan, and the annuity payments for Mr. Hinton discussed above, our named executive officers do not receive any deferred compensation, pension benefit or other termination benefits from us. Information regarding these severance and change in control arrangements for the named executive officers is discussed below under “—Employment Agreements, Post-Employment Compensation and Potential Payments Upon Termination or a Change in Control.”

Shift to a More Equity-Based Compensation Program in 2014 and Beyond

The Compensation Committee modified the design of the executive compensation programs for Messrs. Hinton and Hutter for 2014 with a view towards improving the alignment between compensation incentives and stockholder value. The annual cash incentive component, under the Executive Incentive Plan, has been retained with certain changes. Messrs. Hinton and Hutter will again be the participants in the Executive Incentive Plan for 2014, referred to as the 2014 Incentive Plan. However, the financial metrics, the weightings and the payout opportunity have been redesigned, as discussed below.

Over the course of 2013, as part of its ongoing evaluation of our executive compensation program taking into account our overall company goals and best practices, stockholder feedback, and the lack of any equity incentives being granted to Mr. Hinton since 2007, the Compensation Committee determined to modify the incentive compensation structure for Mr. Hinton so that equity-based incentives would play a more meaningful role in his compensation and further strengthen the alignment of Mr. Hinton’s incentives and interests with those of our stockholders. For 2014, the Compensation Committee took two specific actions to commence this shift to a more equity-based program, with a focus on Mr. Hinton, our Chief Executive Officer: it made a long-term retention stock grant to Mr. Hinton and it redesigned Mr. Hinton’s annual incentive program to be more equity-based than cash-based in terms of incentive payout awards.

First, in December 2013, the Compensation Committee made a special equity grant to Mr. Hinton intended to serve as a long-term retention tool for his services over a 10 year period, with half of the shares vesting only after five years of additional service to our company and the other half vesting only after 10 years of additional service. This award was intended to acknowledge Mr. Hinton’s successful leadership of our company and his critical role in the execution of our growth strategy in future years.

Second, the annual incentive program for Mr. Hinton was modified for 2014 from a cash-only annual bonus plan to an incentive program that includes both cash bonus and equity incentives covering annual and multi-year periods. For the cash-based portion of the program under the Executive Incentive Plan, Mr. Hinton’s target payout will be reduced compared to 2013. Under the 2014 incentive plan, the Compensation Committee selected operating income, revenues and individual performance as the performance goals. The Compensation Committee determined that using operating income as a profitability metric, rather than EPS as in prior years, was more appropriate for assessing operational performance in determining bonus payouts, and that EPS would be more appropriate to be used in longer term incentives, as discussed below. The Compensation Committee believes that the metrics of revenues and operating income correlate well with our operating performance and the financial outcome that can be most impacted by the decisions of our named executive officers.

For Mr. Hinton, the target cash payout (and similarly payouts at threshold and maximum goals) as a percentage of his base salary has been reduced by 50% compared to 2013, which effects a reduction in Mr. Hinton’s annual cash incentive opportunity. In lieu thereof, the Compensation Committee has added two separate equity-based incentive opportunities for Mr. Hinton that reflects the shift of Mr. Hinton’s annual incentives to a primarily equity-based and bottom-line driven program. As in past years, the cash payout under the 2014 Executive Plan will be based 50% on the income-based metric, which for 2014 is operating income, 25% on the revenues metric and 25% on Mr. Hinton’s individual performance based on a qualitative assessment by the Compensation Committee.

The Compensation Committee also added two equity components to Mr. Hinton’s 2014 incentive program, restricted stock and performance units, which are intended to serve both as long-term equity-based incentives and as a retention tool. The grant date fair value of the restricted stock grant was equal to half of Mr. Hinton’s base salary, and the restricted shares will vest pro rata over a three year period subject to continued service by Mr. Hinton over that period. The performance units will vest based on our cumulative EPS over a multi-year period, and if earned, will pay out after that performance period concludes.

For Mr. Hutter, the target cash payout opportunity under the 2014 incentive plan remains the same percentage of his base salary as in 2013, but the weightings of the goals have been changed slightly to emphasize Mr. Hutter’s qualitative performance. The payout for 2014 will be based 45% on operating income, 25% on revenues and 30% on Mr. Hutter’s individual performance based on a qualitative assessment by the Compensation Committee. The Compensation Committee designed this change to provide more weighting on the individual performance of Mr. Hutter, while the majority of his payout will continue to be based on our financial results.

In January 2014, in conjunction with the redesign of the annual incentive program, as a reflection of merit-based increases and also taking into account that their base salaries were not increased in 2013, the Compensation Committee approved increases in the base salaries of Messrs. Hinton and Hutter for 2014. The Compensation Committee concluded that these base salary adjustments were fair, reasonable and appropriate and were supportive of our general compensation objectives.

The following table shows the levels of the base salaries of the named executive officers since 2012:

	Base Salary
Name	2012	2013	2014
Sidney Hinton	$595,000	$595,000	$700,000
Christopher T. Hutter	325,000	325,000	350,000
Gary J. Zuiderveen (1)	198,750	150,000	150,000

(1)	Mr. Zuiderveen’s base salary was $215,000 for the first nine months of 2012 and then reduced to $150,000 in October 2012 in connection with the restructuring of his employment arrangements.

Employment Agreements, Change in Control Agreements and Severance Arrangements with Named Executive Officers

We have entered into employment agreements with each of our named executive officers. These employment agreements include change in control agreements and provisions providing for compensation after the termination of employment for two of our executives, but we have not entered into separate change in control agreements with any of our executives.

The employment agreement for each of Messrs. Hinton and Hutter provides for certain payments and other benefits if the named executive officer’s employment terminates under certain circumstances, including in the event of a “change in control.” The Compensation Committee believes that these severance and change in control arrangements are an important part of the overall compensation for our named executive officers because they help to secure the continued employment and dedication of our named executive officers, despite any concern that they might have regarding their own continued employment prior to or following a change in control. The Compensation Committee also believes that these arrangements are important as a recruitment and retention device, as most of the companies with which we compete for executive talent have similar agreements in place for their senior employees. In addition, the Compensation Committee believes these agreements will help assure us that we will have the continued dedication, undivided loyalty, objective advice and counsel and committed high level of performance from these named executive officers in the event of a proposed transaction, or the threat of a transaction, which could result in our change in control.

A summary and discussion of the employment agreements of the named executive officers is contained below under “—Employment Agreements, Post-Employment Compensation and Potential Payments Upon Termination or a Change in Control.”

In addition, the 1998 Stock Plan and the 2008 Stock Plan generally provide for the acceleration of vesting of awards granted under the plans upon a change in control (as defined in the applicable plan). The provisions generally apply to all holders of awards under the plans. See “—Employment Agreements, Post-Employment Compensation and Potential Payments Upon Termination or a Change in Control —Potential Payments Upon Termination or Change of Control” below for information regarding our payment obligations under our equity incentive plans to the named executive officers.

Tax and Accounting Considerations

From time to time, we review and consider the tax and accounting laws, rules and regulations that may affect our compensation programs. However, the tax and accounting treatment of compensation has not been a significant factor in determining the amounts and types of compensation for our named executive officers.

Accounting for Stock-Based Compensation

We account for stock-based compensation in accordance with the requirements of Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) Topic 718. We also take into consideration FASB ASC Topic 718 and other generally accepted accounting principles in determining changes to policies and practices for our stock-based compensation programs.

Limitations on Tax Deductibility of Executive Compensation Under Section 162(m)

Section 162(m) of the Internal Revenue Code generally disallows a tax deduction to public companies for certain compensation in excess of $1 million paid to a company’s chief executive officer and the three other most highly compensated named executive officers, excluding the chief financial officer. However, certain types of qualified performance-based compensation will not be subject to the deduction limit if specific requirements are met. The Compensation Committee, when considering compensation awards that could exceed the $1 million deductibility threshold for an individual such as our Chief Executive Officer when combining salary, potential incentive awards and equity awards, considers what actions, if any, should be taken to make such compensation deductible. Our 2008 Stock Plan is designed so the grants of stock options and certain performance-based stock awards thereunder are tax-deductible. However, cash compensation, such as base salaries, cash bonuses and cash incentive compensation payments under the Executive Incentive Plan, and time-based stock awards are not qualified as performance-based compensation under Section 162(m).

However, tax deductibility is not the primary factor used by the Compensation Committee in setting compensation, and corporate objectives may not necessarily align with the requirements for full deductibility under Section 162(m). From time to time, the Compensation Committee may approve certain types of compensation awards that may not meet the requirements of Section 162(m) and, therefore, amounts in excess of $1 million paid to our executives may not be deductible by us. The Board of Directors and the Compensation Committee reserve the authority to award non-deductible compensation in such circumstances as they deem appropriate.

Recovery of Incentive Compensation in the Event of Financial Restatement

We have adopted a compensation clawback, or recoupment, policy authorizing our Board of Directors or the Compensation Committee, in its discretion, to recover any bonus, incentive award or other compensation paid to any of our officers, including our named executive officers, if the financial results or operating metrics upon which such compensation was based were restated due to the gross negligence or intentional misconduct of that officer. In addition, in accordance with Section 304 of the Sarbanes-Oxley Act of 2002, if we are required to restate our financial statements due to any material noncompliance with any financial reporting requirement under the federal securities laws, as a result of misconduct, our Chief Executive Officer and Chief Financial Officer are legally required to reimburse us for any bonus or other incentive-based or equity-based compensation they receive from us during the 12-month period following the first public issuance or filing with the SEC of the financial document embodying such financial reporting requirement, as well as any profits they realized from the sale of securities during this 12-month period.

Equity Grants Policy

We have adopted a policy relating to grants of equity awards. The policy provides that all grants of stock options must have an exercise price that is no less than the fair value of our common stock on the date of grant, determined by reference to the closing sale price of our common stock on the date of grant. We do not time the grant of stock-based awards in coordination with or in anticipation of the release of material non-public information, and we do not time the release of material non-public information based on equity grant dates. In addition, we do not award stock options or set the exercise price of stock options based on the price of the common stock on a date other than the grant date, and we do not determine the exercise price of stock option grants by using average prices or the lowest prices of our common stock in a period preceding, surrounding or following the grant date.

In general, under our equity grants policy, awards of stock options and restricted stock to executives, if made, are typically granted in March after we file our Annual Report on Form 10-K. In addition, under this policy, except in special cases, we grant stock-based awards to other employees twice a year, in March after we file our Annual Report on Form 10-K and also in November after we file our third quarter Quarterly Report on Form 10-Q. We also make grants to newly hired employees at other times, provided the grant occurs on or after the date they commence their employment with us. Except for limited grants of stock awards discussed below, all grants of stock awards must be made at meetings of the Board of Directors or the Compensation Committee, which may be held in person or telephonically, but may not be made by written consent, and the grant date of the award is the date of the meeting. The Compensation Committee has adopted a practice of authorizing our Chief Executive Officer to grant a limited number of shares as awards under stock options or restricted stock to non-executive employees.

Prohibition on Option Repricing

Our 2008 Stock Plan prohibits the repricing of stock options, either directly or indirectly such as through cancellations and re-grants, without stockholder approval.

Stock Ownership Guidelines

We have always strongly encouraged our officers and directors to maintain a significant equity stake in our company and to align their interests with those of our stockholders, and in general they have done so. In 2008, we adopted stock ownership guidelines that specify minimum stock ownership levels for our directors, executive officers and certain key employees. Our Board of Directors believes that ownership by such persons of a meaningful financial stake in our company serves to more closely align their interests with the interests of our stockholders and ensure their commitment to the creation of stockholder value.

The stock ownership guideline for our Chief Executive Officer is three times his base salary, meaning ownership of shares of our common stock with a value equal to three times his base salary. The stock ownership guideline for all other executive officers and for employees who report directly to our Chief Executive Officer is one times base salary. The stock ownership guideline for our directors is three times their annual cash retainer. We test compliance with these guidelines at the end of each year. Non-officer key employees have until December 31, 2014 to meet these guidelines, and new officers, directors or key employees have five years after they become subject to these guidelines to achieve their applicable stock ownership requirements. Persons that do not satisfy these guidelines are required to hold all shares received from equity awards, net after any taxes, until compliance with these guidelines is achieved. Shares counted towards achievement of these stock ownership guidelines include shares owned outright and restricted shares subject to vesting based upon time or service-based conditions. Unvested stock options and restricted shares subject to performance-based vesting conditions will not count towards achievement of the guidelines. The value of shares owned is determined by utilizing the closing sale price of our common stock on the date of determination.

Insider Trading Policy

We have adopted an insider trading policy, which among other things restricts hedging the economic risk of common stock ownership. Directors, officers and key employees subject to our insider trading policy are prohibited from engaging in hedging transactions and are discouraged from engaging in any other short-term transactions in our common stock. Such persons are also prohibited from holding our common stock in a margin account or pledging our shares, except in special circumstances where the arrangement has been approved in advance by our Board of Directors. No officer or director holds any shares that are either pledged or held in margin accounts. In addition, our directors, executive officers and key employees subject to our insider trading policy are not permitted to purchase and sell, or sell and purchase, our common stock within any six month period, or to make any short sales of our common stock.

Compensation Committee Report

The Compensation Committee has reviewed and discussed with management the Compensation Discussion and Analysis contained in this proxy statement. Based upon such review and discussions, the Compensation Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this proxy statement and in our Annual Report on Form 10-K for the fiscal year ended December 31, 2013.

Compensation Committee

John A. (Andy) Miller, Chairman

W. Kent Geer

Thomas J. Madden III

Kevin P. Collins

A. Dale Jenkins (member since January 24, 2014)

Compensation Policies and Practices as Related to Risk Management

Our Compensation Committee has discussed and, with the assistance of Cook & Co., evaluated the concept of risk as it relates to our compensation policies and practices for our executives and employees. As part of the evaluation process, the Compensation Committee engaged in a compensation risk assessment to identify policies or practices that inherently encourage risk-taking behaviors and determine whether such policies or practices are reasonably likely to have a material adverse effect on us. Based on such evaluation and assessment, the Compensation Committee has concluded that, when viewed as a whole, our compensation policies and practices do not encourage excessive or inappropriate risk taking and do not create risks that are reasonably likely to have a material adverse effect on us. While our compensation program is based on a pay-for-performance philosophy with a significant amount of compensation at risk, a number of our compensation practices and policies are specifically designed to mitigate excessive risk-taking by our executives and other employees, including:

•	rigorous independent Compensation Committee oversight of executive compensation programs;

•	reasonable base salaries that provide sufficient steady income to allow our executives to meet their essential financial commitments with a stable amount of compensation not at risk and thus to focus their efforts on the achievement of not only short-term but also long-term performance and business, strategic and operating results;

•	bonus payouts that are not based solely upon corporate financial results but also based upon the achievement of individual performance objectives;

•	reasonable limits on incentive compensation payouts;

•	the use of equity awards that encourage long-term decision making;

•	a stock ownership policy that requires significant equity ownership, which encourages a focus on long-term value creation;

•	an insider trading policy that prohibits hedging in our securities;

•	an equity grants policy that restricts the timing and pricing of equity awards;

•	a balanced compensation program consisting of both cash and equity that includes short and long-term incentives as well as fixed and variable compensation and that is based on corporate and individual performance and financial and non-financial performance;

•	multiple year vesting periods in equity award grants;

•	a clawback or recoupment policy that allows the Compensation Committee to seek the return of compensation under certain circumstances if our financial statements are restated; and

•	a strict set of internal control over financial reporting designed to keep the calculation of financial measures from being susceptible to manipulation.

Summary Compensation Table

The following table sets forth information relating to the total compensation earned for services rendered to us in all capacities by (i) our Chief Executive Officer, (ii) our Chief Financial Officer, and (iii) the only other person who was serving as an executive officer during fiscal 2013:

Name and Principal Position	Year	Salary($)	Bonus($)(1)	Stock Awards($)(2)	Option Awards($)(3)	Non-Equity Incentive Plan Compensation ($)(4)	All Other Compensation ($)(5)		Total ($)
Sidney Hinton	2013	595,000	0	4,501,750	0	629,688	662,487	(6)	6,388,925
President and	2012	595,000	0	0	0	762,700	46,264		1,403,964
Chief Executive Officer	2011	550,000	0	0	0	676,042	40,478		1,266,520
Christopher T. Hutter	2013	325,000	0	365,750	0	148,594	34,192		873,536
Executive Vice President and	2012	325,000	0	0	0	162,598	34,702		522,300
Chief Financial Officer	2011	312,000	0	0	23,485	177,125	34,714		547,324
Gary J. Zuiderveen	2013	150,000	0	0	0	0	8,841		158,841
Vice President of Financial	2012	198,750	37,000	0	0	0	527,174	(7)	762,924
Reporting, Controller and	2011	210,000	145,000	0	0	0	12,609		367,609
Principal Accounting Officer

(1)	The amounts in this column reflect discretionary bonuses awarded by the Compensation Committee and paid to the named executive officer as indicated.
(2)	We granted retention-based restricted stock awards to Messrs. Hinton and Hutter in 2013 with long-term vesting periods as part of our shift of compensation incentives towards more of an equity-based approach. The 2013 stock award to Mr. Hinton vests over a ten year period in two equal installments: 50% vests only after five years of additional service after grant and the remaining 50% vests only after ten years of additional service after grant. The 2013 stock award to Mr. Hutter vests ratably over a five year period of additional service after grant. We did not grant any stock awards to any of the named executive officers in 2011 or 2012. The amounts in this column reflect the aggregate grant date fair value of the 2013 stock awards to Messrs. Hinton and Hutter computed in accordance with FASB ASC Topic 718, based on the closing sale price of our common stock, as reported on our principal stock exchange on the date of grant. The amounts shown in this column are not necessarily indicative of the actual value that will be realized by the named executive officers with respect to such awards.
(3)	We granted awards of stock options to Mr. Hutter in 2011. We did not grant any awards of stock options to any of the named executive officers in 2012 or 2013. The amount in this column reflects the aggregate grant date fair value of the 2011 stock option award to Mr. Hutter computed in accordance with FASB ASC Topic 718. The grant date fair value of the stock option grant to Mr. Hutter in 2011 was computed based upon the assumptions included in note 13, “Share-Based Compensation,” to our audited consolidated financial statements for fiscal 2011 included in our Annual Report on Form 10-K filed with the SEC on March 8, 2012, excluding the impact of estimated forfeitures related to service-based vesting conditions. The amount shown in this column is not necessarily indicative of the actual value that will be realized by the named executive officer with respect to such award.
(4)	The amounts in this column for 2011, 2012 and 2013 reflect cash payouts to Messrs. Hinton and Hutter under the terms of our Executive Incentive Plan for each of those years, based on the achievement of defined financial goals and individual performance factors established for each. Amounts earned under our Executive Incentive Plan for any year are paid out in the subsequent year.

(5)	The amounts in this column include the amounts we paid to or accrued on behalf of the named executive officers in fiscal 2013 related to the following:

Name	401(k) Matching Contributions($)	Group Term Life Insurance Premiums($)		Long-Term Disability Insurance Premiums($)		Health Insurance Premiums($)	Perquisites($)
Sidney Hinton	7,650	6,545	(a)	5,552	(a)	10,966	15,551	(b)
Christopher T. Hutter	7,650	910		2,666	(c)	10,966	12,000	(d)
Gary J. Zuiderveen	4,500	762		285		3,294	0

(a)	This amount listed under Group Term Life Insurance Premiums for Mr. Hinton includes the premium we paid for an additional life insurance policy for his benefit, and the amount listed under Long-Term Disability Insurance Premiums includes the premium we paid for a separate long-term disability insurance policy for his benefit, both as provided in his employment agreement.
(b)	These perquisites for Mr. Hinton consist of a car allowance ($9,563) and a country club membership ($5,988).
(c)	This amount includes premiums paid on a separate long-term disability insurance policy for Mr. Hutter’s benefit.
(d)	The sole perquisite for Mr. Hutter is a car allowance.
(6)	The amount in this column for Mr. Hinton in 2013, in addition to the amounts set forth in note (5) above, includes the sum of $616,223, which is the amount we paid in connection with our purchase of a replacement annuity policy to serve as superior funding mechanism for our post-retirement payment obligations to Mr. Hinton under his employment agreement in addition to the cash surrender value of the previous policy, not as the result of any change in our obligations to Mr. Hinton under his current employment agreement.
(7)	The amount in this column for Mr. Zuiderveen in 2012 includes the sum of $514,600 that Mr. Zuiderveen was paid out in 2012 in connection with the termination of his previous employment agreement and the restructuring of his employment arrangement, which reduced his base salary and terminated his bonus and severance arrangements.

Grants of Plan-Based Awards in Fiscal 2013

The following table sets forth information regarding the plan-based awards granted to our named executive officers in fiscal 2013, which consisted of annual cash performance-based awards under our 2013 executive incentive plan and restricted stock grants to Messrs. Hinton and Hutter:

		Estimated Future Payouts Under Non-Equity Incentive Plan Awards (1)			All Other Stock Awards: Number of Shares of Stock		Grant Date Fair Value of Stock and Option
Name	Grant Date(2)	Threshold ($)	Target ($)	Maximum ($)	or Units (#)		Awards ($)(3)
Sidney Hinton	3/19/13	297,500	595,000	1,190,000	—		—
Christopher T. Hutter	12/05/13	—	—	—	275,000	(4)	4,501,750
	3/19/13	81,250	162,500	243,750	—		—
	6/12/13	—	—	—	25,000	(5)	365,750
Gary J. Zuiderveen	—	—	—	—	—		—

(1)	The Estimated Future Payouts Under Non-Equity Incentive Plan Awards shown were the 2013 award opportunities under the 2013 Incentive Plan, which were established by the Compensation Committee and expressed as a percentage of base salary. The amounts shown represent the potential payouts of performance incentive awards that could have been made under the 2013 Incentive Plan for Messrs. Hinton and Hutter. The amounts under the Threshold, Target and Maximum columns reflect the potential bonus payouts if all threshold, target or maximum performance levels, respectively, established for Messrs. Hinton and Hutter had been met under the 2013 Incentive Plan. No payouts would have been made under the 2013 Incentive Plan if none of the Threshold levels of performance had been met. The actual amounts of the payouts to Messrs. Hinton and Hutter under the 2013 Incentive Plan are shown under the column “Non-Equity Incentive Plan Compensation” in the Summary Compensation Table.
(2)	The Grant Date for the Non-Equity Incentive Plan Awards reflects the date on which the Compensation Committee approved the 2013 Incentive Plan financial metrics, performance goals and payout levels. The Grant Date for All Other Stock Awards reflects the date the Compensation Committee granted the restricted stock award. Mr. Zuiderveen did not receive any plan-based or restricted stock awards in fiscal 2013.
(3)	Based upon the fair market value of our common stock on the date of grant, which was equal to the closing sale price of our common stock as reported on our principal stock exchange on the date of grant.
(4)	Represents a grant of restricted stock that vests in two equal installments: one half of the restricted shares vest based on continued service five years after the date of grant and the other half of the restricted shares vest based on continued service ten years after the date of grant.
(5)	Represents a grant of restricted stock that vests in five equal annual installments, commencing on the first anniversary date of the date of grant.

Outstanding Equity Awards at 2013 Fiscal Year-End

The following table sets forth information regarding the outstanding equity awards, consisting of unexercised stock options and unvested restricted stock, held by our named executive officers as of December 31, 2013:

	Option Awards				Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable(1)	Option Exercise Price ($)	Option Expiration Date(2)	Number of Shares or Units of Stock That Have Not Vested(#)		Market Value of Shares or Units of Stock That Have Not Vested($)(3)
Sidney Hinton	25,000	—	4.22	9/26/15	—		—
	25,000	—	6.65	12/05/15	—		—
	—	—	—		275,000	(4)	4,721,750
Christopher T. Hutter	5,000	—	3.56	12/03/18	—		—
	4,000	6,000	6.21	3/15/21	—		—
	—	—	—		25,000	(5)	429,250
Gary J. Zuiderveen	10,000	—	6.65	12/05/15	—		—
	7,500	—	3.56	12/03/18	—		—

(1)	These unexercisable options, which are options that had been granted but had not vested as of December 31, 2013, vest in five equal annual installments of 20% of such shares, commencing on the first anniversary of the date of grant.
(2)	The right to exercise these stock options terminates on the earlier of (i) the Option Expiration Date listed in this column, (ii) 90 days after the termination of service to us including service as an employee, director or consultant, or (iii) one year after the date of their death or permanent disability.
(3)	Based upon the fair market value of our common stock on December 31, 2013, which was equal to the closing sale price of our common stock on such date as reported by the New York Stock Exchange.
(4)	Represents a grant of restricted stock on December 5, 2013 that vests in two equal installments: 50% of the shares vest only after five years of continued service after the date of grant and the remaining 50% of the shares vest only after ten years of continued service after the date of grant.
(5)	Represents a grant of restricted stock on June 11, 2013 that vests in five equal annual installments, commencing on the first anniversary date of the date of grant.

Option Exercises and Stock Vested in Fiscal 2013

The following table sets forth information regarding the exercise of stock options by the named executive officers in 2013. No stock awards held by any of the named executive officers vested in 2013.

Option Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)(1)
Sidney Hinton	—	—
Christopher T. Hutter	—	—
Gary J. Zuiderveen	25,000	347,250

(1)	Based upon the difference between the fair market value of our common stock on the date these shares were exercised, which was equal to the closing sale price of our common stock on such date as reported on the New York Stock Exchange, and the applicable exercise price of the stock option. Does not necessarily reflect the amount actually realized by the named executive officer.

Employment Agreements, Post-Employment Compensation and Potential Payments Upon Termination or a Change in Control

Pension Benefits

We do not provide, sponsor or maintain any pension arrangements for our named executive officers or for our other employees, except for the annuity arrangement in Mr. Hinton’s employment agreement. Our named executive officers, like all our employees, are eligible to participate in our 401(k) defined contribution plan. We contribute to each participant in our 401(k) plan a matching contribution equal to 50% of the first 6% of the participant’s compensation that has been contributed to the plan, up to a maximum matching contribution of $7,650. All of our named executive officers participated in our 401(k) plan during fiscal 2013.

Non-Qualified Deferred Compensation

We do not provide and we have not adopted any non-qualified deferred contribution plans or other deferred compensation plans. In the future, the Board of Directors or the Compensation Committee may elect to provide our officers and other employees with non-qualified deferred contribution or deferred compensation benefits if they determine that doing so is in our best interests.

Employment Agreements

Sidney Hinton. On August 15, 2007, we entered into an employment and non-competition agreement with Sidney Hinton as our President and Chief Executive Officer, which was amended on December 31, 2008 for the sole purpose of complying with the provisions of Section 409A of the Internal Revenue Code without modifying the substantive provisions of Mr. Hinton’s base salary, bonus plans, equity awards or term of employment. On December 17, 2009, we amended and restated Mr. Hinton’s employment agreement in order to extend the term of Mr. Hinton’s employment and to modify certain other terms and conditions of his employment and compensation thereunder. The key terms of Mr. Hinton’s employment agreement, as currently in effect, are as follows:

•	The term of Mr. Hinton’s employment will continue until December 31, 2015, with automatic additional one-year renewal periods when the term expires, unless either we or Mr. Hinton gives 90 days prior written notice of termination.

•	Mr. Hinton’s base salary is currently set at $700,000 per year, and is subject to annual upward adjustments at the discretion of the Board of Directors (through the Compensation Committee).

•	Mr. Hinton participates in an annual incentive plan based on such factors, metrics and terms as the Compensation Committee establishes each year.

•	We have purchased a $5 million term life insurance policy for the sole benefit of Mr. Hinton’s beneficiaries.

•	Mr. Hinton is entitled to either the use of a company vehicle or the receipt of a vehicle allowance, one country club membership and all other standard employee benefits consistent with other executive officers and commensurate with his positions.

•	Mr. Hinton is entitled to receive certain payments and benefits upon the termination of his employment under different circumstances, including, but not limited to, a change in control, as discussed below under “—Potential Payments Upon Termination or Change in Control.”

•	Mr. Hinton is prohibited from competing with our business for a period of three years after the termination of his employment by us without cause or by Mr. Hinton for good reason or without the employment term being renewed. The employment agreement also contains certain restrictions on Mr. Hinton’s disclosure of our confidential information and his use of our inventions and other intellectual property.

•	After his retirement, Mr. Hinton will receive monthly annuity payments in the amount of $20,000 per month for life, beginning at age 58. We have purchased an annuity policy from an insurance company that fully satisfies our obligation to make these payments.

Christopher T. Hutter. On December 10, 2007, we entered into an employment and non-competition agreement with Christopher T. Hutter as our Chief Financial Officer, which was amended on December 31, 2008 for the sole purpose of complying with the provisions of Section 409A of the Internal Revenue Code without modifying Mr. Hutter’s base salary, bonus plans, equity awards or term of employment. The key terms of Mr. Hutter’s employment agreement, as currently in effect, are as follows:

•	Mr. Hutter’s employment is currently under automatic one-year renewal periods that commenced on December 10, 2012 and will continue for successive automatic one-year renewal periods unless either we or Mr. Hutter gives 90 days prior written notice of termination.

•	Mr. Hutter’s base salary is currently set at $350,000 per year, and is subject to annual upward adjustments at the discretion of the Board of Directors (through the Compensation Committee).

•	Mr. Hutter is eligible to receive a bonus in a target amount of at least 35% of his base salary, as from time to time in effect, based upon the achievement of such performance goals as are established annually by the Compensation Committee based in part upon the recommendation of our Chief Executive Officer.

•	Mr. Hutter is entitled to either the use of a company vehicle or the receipt of a vehicle allowance and other standard employee benefits consistent with other executive officers and commensurate with his positions.

•	Mr. Hutter is entitled to receive certain payments and benefits upon the termination of his employment under different circumstances, including, but not limited to, a change in control, as discussed below under “—Potential Payments Upon Termination or Change in Control.”

•	Mr. Hutter is prohibited from competing with our business for a period of two years after the termination of his employment, if he receives a full severance package, or for a period of one year otherwise. Mr. Hutter’s employment agreement also contains certain restrictions on Mr. Hutter’s disclosure of confidential information and his use of our inventions and other intellectual property.

Gary J. Zuiderveen. In April 2007, we entered into an employment and non-competition agreement with Gary J. Zuiderveen, as our Principal Accounting Officer and Controller, which was subsequently amended. In September 2012, the 2007 employment agreement was terminated, and we entered into a new employment agreement with Mr. Zuiderveen. The key terms of Mr. Zuiderveen’s current employment agreement are as follows:

•	The term of Mr. Zuiderveen’s employment will continue until December 31, 2015.

•	Mr. Zuiderveen’s base salary is fixed at $150,000 per year.

•	Mr. Zuiderveen is not entitled to receive any further compensation upon the termination of his employment.

•	Mr. Zuiderveen is prohibited from competing with our business for a period of two years after the termination of his employment. Mr. Zuiderveen’s employment agreement also contains certain restrictions on Mr. Zuiderveen’s disclosure of confidential information and his use of our inventions and other intellectual property.

Potential Payments Upon Termination or Change in Control

The information below discusses the compensation payable to each of the named executive officers employed with us on December 31, 2013, in the event of the termination of such executive’s employment under different circumstances, such as involuntary termination without cause, voluntary termination with good reason, involuntary termination with cause, voluntary termination without good reason, termination upon or following a change in control, termination upon the expiration of the employment term without renewal, death and disability. We have entered into employment agreements with all of our named executive officers. The employment agreements for Messrs. Hinton and Hutter provide for certain severance arrangements upon the termination of employment, including following a change in control. Under these severance arrangements, the severance is payable upon or after a change in control only if the officer’s employment terminates within three years thereafter because the employee is terminated by our successor without “cause” or by employee for “good reason” (for Mr. Hinton) or for any reason (for Mr. Hutter), as such terms are defined in the named executive officer’s respective employment agreements.

Sidney Hinton. Under Mr. Hinton’s employment agreement, which is described above under “—Employment Agreements—Sidney Hinton,” Mr. Hinton will receive certain compensation upon the termination of his employment, including upon or after a change in control of us or of our PowerSecure subsidiary. However, if Mr. Hinton is deemed to be a “specified employee” for purposes of Section 409A of the Internal Revenue Code at the time of the termination of his employment, then no severance amounts will be payable to him until six months and one day after the date of the termination, with catch-up payments after that period.

In the event of the termination of Mr. Hinton’s employment by us without “cause” or by Mr. Hinton with “good reason” (as those terms are defined in his employment agreement), then Mr. Hinton would be entitled to the following:

•	a severance amount equal to three times the sum of (i) his highest base salary in effect during his employment term, plus (ii) the greater of (A) the average annual bonus awarded to him for the prior three fiscal years, or (B) the average of the annual bonus awarded to him for the prior two fiscal years and of the bonus that would have been awarded to him for the fiscal year in which his employment terminated if he had remained employed through the end of the fiscal year (which bonus component, in either case, will be no less than one time and no greater than two times the base salary amount in (i)), payable pro rata over the 36 months after the date of termination;

•	the monthly annuity payments, commencing at age 58; and

•	the continuation of all life, disability, medical and other insurance plans and benefits in which he and his family participated prior to such termination for a period of three years.

In the event of the termination of Mr. Hinton’s employment, either by us or our successor without cause, or by Mr. Hinton for good reason, within three years after a change in control of either us or our PowerSecure subsidiary, then Mr. Hinton would be entitled to receive the same compensation as he would receive if his employment is terminated by us without cause, and in addition all unvested restricted shares currently held by him would automatically vest and become fully exercisable.

In the event of the termination of Mr. Hinton’s employment upon his death or by us for cause or by Mr. Hinton without good reason, then Mr. Hinton would only be entitled to receive the accrued and unpaid portions of his salary and bonus earned through the date of termination, although in the event of Mr. Hinton’s death his beneficiaries would receive the benefits of a $5 million life insurance policy and the unvested restricted shares currently held by him would vest and become exercisable on a basis proportionate to the months of service prior to termination.

In the event of the termination of Mr. Hinton’s employment due to his permanent disability or upon the expiration without renewal of his employment agreement, then Mr. Hinton would be entitled to receive the following:

•	one-third of the full severance amount (in other words, one times the sum of his last base salary and his average bonus over the prior three years), payable over the 12 months following the date of termination, if the termination is due to permanent disability or expiration of the employment agreement;

•	the monthly annuity payments, commencing at age 58;

•	in the event of disability, the unvested restricted shares currently held by him would vest and become exercisable on a basis proportionate to the months of service prior to termination; and

•	in the event of disability, the continuation of all life, disability, medical and other insurance plans and benefits in which he and his family participated prior to such termination for a period of three years.

Christopher T. Hutter. Under Mr. Hutter’s employment agreement, which is described above under “—Employment Agreements—Christopher T. Hutter,” Mr. Hutter will receive certain compensation upon the termination of his employment, including upon or after a change in control.

In the event of the termination of Mr. Hutter’s employment by us without “cause” (as such term is defined in his employment agreement), then Mr. Hutter would be entitled to the following:

•	a severance amount equal to two times his highest base salary in effect during his employment term, payable over the 24 months after the date of termination;

•	a separation bonus equal to two times the greater of (i) the average annual bonus awarded to him for the prior three fiscal years, or (ii) the average of the annual bonus awarded to him for the prior two fiscal years and of the bonus that would have been awarded to him for the fiscal year in which his employment terminated if he had remained employed through the end of the fiscal year (which separation bonus will be no greater than the severance amount), payable pro rata from the date of termination of employment through March 14 of the following calendar year; and

•	the continuation of all life, disability, medical and other insurance plans and benefits in which he and his family participated prior to such termination for a period of two years.

In the event of the termination of Mr. Hutter’s employment, either by us or our successor without cause or by Mr. Hutter for any reason, within three years after a change in control, then Mr. Hutter would be entitled to receive the same compensation as he would receive if his employment is terminated by us without cause, and in addition all unvested restricted shares and all unvested stock options held by him at the time of termination would automatically vest and become fully exercisable.

In the event of the termination of Mr. Hutter’s employment upon his death, by us for cause or by Mr. Hutter voluntarily, then Mr. Hutter would only be entitled to receive the accrued and unpaid portions of his salary and bonus earned through the date of termination, although in the event of Mr. Hutter’s death on or after July 1 of any year his beneficiaries would receive a prorated portion of any bonus, a “stub bonus,” that would have been earned by him during that year (but for his death) based on the bonus criteria for that year established by the Board of Directors, and in addition all unvested restricted shares held by him would automatically vest.

In the event of the termination of Mr. Hutter’s employment due to his permanent disability or upon the expiration without renewal of his employment agreement, then Mr. Hutter would be entitled to receive the following:

•	one-half of the full severance amount, payable over the 12 months following the date of termination;

•	one-half of the full separation bonus, payable pro rata from the date of termination of employment through March 14 of the following calendar year;

•	any stub bonus, if the termination of employment occurs on or after July 1 of any year; and

•	the continuation of all life, disability, medical and other insurance plans and benefits in which he and his family participated prior to such termination for a period of two years, in the event of disability, or one year, in the event of the expiration of his employment agreement.

Gary J. Zuiderveen. Under Mr. Zuiderveen’s employment agreement, which is described above under “—Employment Agreements—Gary J. Zuiderveen,” Mr. Zuiderveen is not entitled to any further compensation upon the termination of his employment for any reason, whether at the expiration of its term or earlier by us or by him.

Potential Payments Upon Termination of Employment Table. The information below shows the potential amount of compensation that would be payable to Messrs. Hinton and Hutter, in the event of the termination of such executive’s employment under the circumstances listed in the table. The amounts of compensation payable upon termination are estimates only and assume that such termination was effective as of December 31, 2013 and that all amounts earned through such time had been fully paid. The actual amounts to be paid out can only be determined at the time of such executive’s termination of employment from us. As discussed above, Mr. Zuiderveen is not entitled to any further compensation upon the termination of his employment for any reason.

Potential Payments Upon Termination of Employment Table

Name	Severance Amount and Separation Bonus (1) ($)	Continuation of Employee Benefits (2) ($)	Acceleration of Restricted Stock Awards (3) ($)	Acceleration of Stock Options (4) ($)	Other ($)	Total Termination Benefits ($)
Sidney Hinton
• Change in Control (5)	3,853,429	69,189	4,721,750	0	0	8,644,368
• Involuntary without Cause	3,853,429	69,189	4,721,750	0	0	8,644,368
• Voluntary with Good Reason	3,853,429	69,189	0	0	0	3,922,618
• Involuntary with Cause	0	0	0	0	0	0
• Voluntary without Good Reason	0	0	0	0	0	0
• Death (6)	0	0	0	0	0	0
• Disability	1,284,477	69,189	0	0	0	1,353,666
• Expiration of Term (7)	1,284,477	0	0	0	0	1,284,477
Christopher T. Hutter
• Change in Control (5)	975,545	29,084	429,250	65,760	0	1,499,639
• Involuntary without Cause	975,545	29,084	429,250	0	0	1,433,879
• Voluntary with Good Reason	0	0	0	0	0	0
• Involuntary with Cause	0	0	0	0	0	0
• Voluntary without Good Reason	0	0	0	0	0	0
• Death (6)	0	0	429,250	0	0	429,250
• Disability	487,772	29,084	429,250	0	0	946,106
• Expiration of Term (7)	487,772	14,542	0	0	0	502,314

(1)	Based upon base salaries as in effect on December 31, 2013, and upon the applicable average of bonuses paid for the three years ended December 31, 2013.
(2)	Based upon 2013 rates without giving any effect to rate and price increases.
(3)	Reflects the aggregate value of the shares of restricted stock that were unvested as of December 31, 2013 that would vest upon the occurrence of the respective event of termination (“accelerated restricted shares”), which aggregate value was calculated by multiplying (i) the fair market value of our common stock as of December 31, 2013, which was $17.17 per share based upon the closing sale price of our common stock on such date as reported on the New York Stock Exchange, by (ii) the number of accelerated restricted shares.
(4)	Reflects the aggregate value of in-the-money stock options that were unvested as of December 31, 2013 that would vest upon the occurrence of the respective event of termination (“accelerated options”), which aggregate value was calculated by multiplying (i) the amount by which the fair market value of our common stock as of December 31, 2013, which was $17.17 per share based upon the closing sale price of our common stock on such date as reported on the New York Stock Exchange, exceeded the applicable exercise price of such accelerated options, by (ii) the number of accelerated options.
(5)	Assumes the termination of the named executive officer’s employment within three years after a change in control, and that such termination was (i) without cause, if by our successor, (ii) for good reason, if by Mr. Hinton, or (iii) for any reason, if by Mr. Hutter. See “—Employment Agreements, Post-Employment Compensation and Potential Payments Upon Termination or a Change in Control—Employment Agreements” above.
(6)	Does not include the proceeds of any life insurance policies funded by us and payable to the named executive officer’s beneficiaries upon death.
(7)	The expiration of the current term of employment under the employment agreements for Messrs. Hinton and Hutter occurs after December 31, 2013, but for purposes of this table is assumed to occur on December 31, 2013.

Equity Compensation Plan Information

Our 1998 Stock Plan and our 2008 Stock Plan are our only two equity compensation plans under which shares of our common stock have been authorized for issuance to our directors, officers, employees, advisors and consultants and awards have been made and were outstanding as of December 31, 2013. In addition, during 2006 we issued stock options to then newly hired non-executive employees outside of any equity compensation plan that had been approved by our stockholders, which are the only outstanding options granted under plans not approved by our stockholders.

The following table contains information about the shares of our common stock that may be issued upon the exercise of options that were outstanding under our existing equity compensation plans as of December 31, 2013:

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights (a)		Weighted-average exercise price of outstanding options, warrants and rights (b)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a)) (c)
Equity compensation plans approved by security holders	599,811	(1)	$8.36	936,656	(2)
Equity compensation plans not approved by security holders	69,000	(3)	$10.62	0

Total	668,811		$8.59	936,656	(2)

(1)	Represents options to purchase shares of common stock granted under our 1998 Stock Plan and under our 2008 Stock Plan that were outstanding but unexercised as of December 31, 2013.
(2)	Represents shares of common stock available for issuance under our 2008 Stock Plan as of December 31, 2013. We cannot make any additional awards under our 1998 Stock Plan.
(3)	Represents options to purchase shares of common stock granted during 2006 to then newly hired non-executive employees outside of any equity compensation plan that had been approved by our stockholders.

DIRECTOR COMPENSATION

We use a combination of cash and stock-based compensation to attract and retain qualified candidates to serve on our Board of Directors. In setting the compensation for our directors, we consider the significant amount of time and effort that directors spend fulfilling their duties to us, both on our Board and on committees of the Board, as well as the skill-level, expertise and accountability required of members of the Board. We believe that annual compensation for non-employee directors should generally consist of a mix of cash component, designed to compensate members for their service on the Board and its committees, and equity, designed to align the interests of directors and stockholders. The Compensation Committee periodically reviews the compensation of our directors and, from time to time, recommends to the full Board changes to the compensation of our directors.

Compensation Arrangements

Directors who are also officers or employees of our company or any of our subsidiaries do not receive any additional compensation for serving on the Board of Directors or its committees. All directors are reimbursed for their out-of-pocket costs of attending meetings of the Board and its committees, and for their out-of-pocket costs and expenses incurred in attending director education programs. Directors who are not also officers or employees of our company or any of our subsidiaries, which we refer to as non-employee directors, receive a combination of cash, the amount of which is based on the Board retainer and committee chairmanships and attendance fees, and annual grants of equity awards.

During fiscal 2013, we changed the compensation of our non-employee directors. Until June 30, 2013, the annual retainer for services of the non-employee directors on our Board was $36,000, and each non-employee director also received a fee of $1,500 for each committee meeting attended provided that only one fee for committee meeting attendance was paid per day regardless of how many committee meetings were attended that day. In addition, the chairman of each committee received an additional annual retainer at the rate of $7,500. Commencing July 1, 2013, the annual retainer for service on our Board was increased to $50,000. For serving on committees, the per meeting fee was eliminated in favor of an annual fee of $7,500 per committee membership. There was no change in the annual retainer received by the chairman of each committee. Our non-executive Chairman of the Board also receives a separate retainer of $15,000 per year for his service in that capacity.

In addition, each continuing non-employee director receives an annual award of shares of restricted stock with an aggregate fair market value, based on the closing sale price of our common stock on the date of grant, equal to $50,000. The restricted stock award vests in four equal quarterly installments over the succeeding year.

In prior years, the Compensation Committee generally had a practice of granting one-time, long-term vesting equity awards, in the form of either stock options or restricted stock, to new directors upon first election or appointment. This practice, which was terminated in early 2012, was restored in December 2013. Since December 2013, a new director, upon initial election or appointment, receives a grant of a number of restricted shares of common stock equal to $50,000 divided by the closing sale price of our common stock on the date of initial election or appointment (or, if such date is not a trading day, on the first trading day thereafter) as reported by the New York Stock Exchange. For directors first elected to the Board at an annual meeting of stockholders for a three year term, these restricted shares will vest on the last full day of such new director’s term. For all other new directors, the restricted shares will vest on the third anniversary of election or appointment. In December 2013, after restoring this equity grant practice, the Compensation Committee made a grant of restricted stock to Mr. Geer, the Chairman of the Board, who was the only current director who had not received some form of an equity award when he joined the Board. The restricted stock award to Mr. Geer will vest on the last full day of his current term, which expires at the 2015 annual meeting of stockholders.

We do not provide any life insurance, disability, health care coverage, retirement or pension plans or other benefits to our non-employee directors

Stock Ownership Guidelines

Our Board of Directors has adopted stock ownership guidelines for our non-employee directors, as discussed under “Executive Compensation—Compensation Discussion and Analysis—Stock Ownership Guidelines.” The stock ownership guideline for our non-employee directors is three times their annual cash retainer. We believe these guidelines are consistent with our culture, which encourages a spirit and responsibility of ownership, including through the ownership of an equity interest in our company, and help align the interests of our directors with our stockholders.

Director Compensation Table

The following table summarizes the total compensation we paid to our non-employee directors for fiscal 2013:

Director Compensation for Fiscal 2013

Name(1)	Fees Earned or Paid in Cash ($)(2)	Stock Awards ($)(3)(4)	Total ($)
Anthony D. Pell (5)	26,250	—	26,250
W. Kent Geer (6)	95,250	100,000	195,250
Thomas J. Madden III	84,000	50,000	134,000
Kevin P. Collins	84,000	50,000	134,000
John A. (Andy) Miller	84,000	50,000	134,000

(1)	Sidney Hinton, who served as a director during fiscal 2013, is not included in this table because as our President and Chief Executive Officer during fiscal 2013 he received no separate or additional compensation for his service on the Board of Directors. The compensation received by Mr. Hinton as an executive officer during fiscal 2013 is shown in the Summary Compensation Table under “Executive Compensation.”
(2)	Includes all fees earned for services as a director during fiscal 2013, including the annual cash retainer for service on our Board, annual committee chair retainers, committee meeting attendance fees through June 30, 2013 and one half of the annual committee membership retainer for service thereafter. Also includes, for Mr. Pell, the $7,500 retainer for his service as the Chairman of the Board until June 11, 2013, and for Mr. Geer the $7,500 retainer for his service as the Chairman of the Board commencing June 11, 2013.
(3)	On June 11, 2013, each non-employee director was granted an annual director award of 3,294 shares of restricted common stock, vesting in four equal quarterly installments over the subsequent 12 months, and the grant date fair value of this award, as computed in accordance with FASB ASC Topic 718, was $15.18 per share, based upon the closing sale price of our common stock on the date of grant.
(4)	The following table shows the number of unvested shares of restricted stock outstanding, and the number of shares of common stock that could be acquired upon the exercise of outstanding options, held by our incumbent non-employee directors as of December 31, 2013:

Name (a)	Options Outstanding on December 31, 2013(b)	Unvested Shares of Restricted Stock Outstanding as of December 31, 2013(c)
W. Kent Geer	0	4,720
Thomas J. Madden III	0	1,647
Kevin P. Collins	28,611	1,647
John A. (Andy) Miller	15,000	1,647

(a)	The outstanding options held by Mr. Hinton as of December 31, 2013 are shown in the Outstanding Equity Awards at Fiscal Year-End Table under “Executive Compensation.”
(b)	All options were fully vested as of December 31, 2013.
(c)	Represents only shares of restricted stock that had not vested as of December 31, 2013.
(5)	Mr. Pell retired from our Board of Directors on June 11, 2013.
(6)	Includes the special grant of 3,073 shares of restricted stock made on December 10, 2013. See “—Compensation Arrangements” above. The grant date fair value of this award, as computed in accordance with FASB ASC Topic 718, was $16.27 per share, based upon the closing sale price of our common stock on the date of grant.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

We have adopted a written policy regarding the review and approval of related person transactions. Under this policy, our Audit Committee, all the members of which are independent, must review any material transaction in which we are a participant and any related person has a direct or indirect material interest. The Audit Committee may approve the related person transaction if it determines that the transaction is on terms that are comparable to, or no less favorable to us than, terms that could be obtained from unaffiliated persons, and that the transaction is in or not inconsistent with the best interests of us and our stockholders. For purposes of this policy, related persons means our directors, officers, 5% stockholders, the immediate family members of any of the foregoing persons, and any firms, corporations, partnerships or other entities in which any of the foregoing persons is employed or is a partner or principal or in a similar position or in which such person has a 5% or greater beneficial ownership interest.

Jonathan Hinton, who is the son of Sidney Hinton, our President and Chief Executive Officer, was employed by our PowerSecure subsidiary as its Senior Vice President until October 2008. Under the terms of his employment and non-competition agreement with us, Mr. J. Hinton was entitled to receive commissions based upon the gross margin of sales of projects, equipment and inventory generated by his primary sales efforts while he was employed with us as to which we recorded revenues and collected sales proceeds after his employment ended. All commissions due to Mr. Hinton were paid in full in March 2013. In addition, in August 2009, we entered into a distributorship and non-competition arrangement with Mr. J. Hinton and Apex Controls, Inc., a company controlled by Mr. J. Hinton. Under this arrangement, we appointed Apex as our independent, non-exclusive distributor, primarily to sell and distribute our EfficientLights LED lighting solutions for refrigerated cases. In addition, this arrangement restricted Mr. J. Hinton and Apex from competing with our other businesses through October 1, 2015. In consideration for Apex’s services and the covenants and obligations of Apex and Mr. J. Hinton, we agreed to pay Apex a commission, on an as-collected basis, for sales of our products and services generated by Apex, as well as $200,000 for entering into the distributorship and non-competition arrangement. In 2013, we paid Mr. J. Hinton a total of $127,761 for commissions earned in accordance with his employment agreement, and the distributorship and non-competition arrangement was terminated, so we have no further payment obligations thereunder. The entry into the distributorship and non-competition arrangement, and the subsequent termination thereof, were approved by the Audit Committee.

We have entered into indemnification agreements with each of our directors and our executive officers. These agreements require us to indemnify such persons against certain liabilities that may arise against them by reason of their status or service as our officers or directors, to the fullest extent permitted by Delaware law, and to advance their expenses incurred as a result of any proceeding against them as to which they could be indemnified. We maintain insurance policies covering our officers and directors under which the insurer has agreed to pay the amount of any claim made against the officers or directors that such officers or directors may otherwise be required to pay or for which we are required to indemnify such officers and directors, subject to certain exclusions and conditions, up to policy limits.

AUDIT COMMITTEE REPORT

The Audit Committee of the Board of Directors currently consists of five members of the Board, each of whom is independent under our Standards of Director Independence, the current listing standards of the New York Stock Exchange and the applicable rules and regulations of the SEC. The Audit Committee met nine times during 2013 and operates under a formal written charter, which has been approved by the Board of Directors. The Audit Committee reviews and assesses the adequacy of its charter on an annual basis. A copy of the charter of the Audit Committee is available on the Investor Relations section of our website at www.powersecure.com under “Corporate Governance.”

Our management is responsible for the preparation, presentation and integrity of our financial statements and for establishing and maintaining the integrity of our accounting and financial reporting processes, including our system of internal control over financial reporting, the audit process and the process for monitoring compliance with laws and regulations and ethical business standards. Our independent registered public accounting firm is responsible for performing an independent audit of our annual consolidated financial statements in accordance with generally accepted auditing standards and expressing an opinion and issuing a report as to the conformity of such financial statements with generally accepted accounting principles, as well as for issuing a report on the effectiveness of our internal control over financial reporting. The role of the Audit Committee is to assist the Board of Directors in fulfilling its responsibilities to monitor and oversee the quality and integrity of these financial reporting processes, including reviewing the annual and quarterly financial information in our SEC reports and filings, and evaluating our system of internal controls established by our management. Additionally, the Audit Committee has the sole authority to appoint, retain, fix the compensation and other terms of, oversee and terminate our independent registered public accounting firm and to grant the prior approval of the nature and scope of and the fee arrangements for audit and permitted non-audit services by our independent registered public accounting firm.

In discharging its oversight responsibilities, the Audit Committee reviewed and discussed with management and with Hein & Associates LLP, our independent registered public accounting firm, our audited consolidated financial statements for the fiscal year ended December 31, 2013. The Audit Committee met with Hein, with and without management present, to discuss and review the results of their examination of our financial statements, our internal control over financial reporting and the overall quality and acceptability of our financial reporting and accounting principles. The Audit Committee also discussed with Hein the matters required to be discussed Auditing Standard No. 16, “Communications with Audit Committees,” issued by the Public Company Accounting Oversight Board. The Audit Committee also considered and discussed with management and Hein other areas of oversight relating to the financial reporting and audit process that the Audit Committee determined appropriate.

In addition, the Audit Committee received from Hein the written disclosures and the letter from Hein required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent registered public accounting firm’s communications with the Audit Committee concerning independence. The Audit Committee discussed with Hein their independence and considered the compatibility of non-audit services performed by Hein with their independence.

Based upon the reviews and discussions referred to above, the Audit Committee recommended to the Board of Directors that our audited consolidated financial statements be included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2013, which we filed with the SEC on March 10, 2014. In addition, the Audit Committee appointed Hein as our independent registered public accounting firm for the fiscal year ending December 31, 2014, and recommends that stockholders ratify that appointment.

The members of the Audit Committee are not professional accountants or members of a registered public accounting firm, and, as specified in its charter, it is not the duty of the Audit Committee to prepare financial statements, to plan or conduct audits or to determine that our consolidated financial statements are complete and accurate and in accordance with generally accepted accounting principles. In discharging its duties, the Audit Committee has relied on (i) management’s representation that our annual consolidated financial statements were prepared with integrity and objectivity and in accordance with generally accepted accounting principles, and (ii) the report of our independent registered public accounting firm with respect to such financial statements.

Audit Committee
Kevin P. Collins, Chairman
W. Kent Geer
Thomas J. Madden III
John A. (Andy) Miller
A. Dale Jenkins (member since January 24, 2014)

ANNUAL REPORT

Our 2013 Annual Report to Stockholders, which contains our Annual Report on Form 10-K for the fiscal year ended December 31, 2013 and includes our audited consolidated financial statements for the fiscal year ended December 31, 2013, accompanies this proxy statement but is not a part of this proxy statement or our proxy solicitation materials. We will provide, without charge, additional copies of our 2013 Annual Report to any stockholder upon receipt of a written request, addressed to us at:

PowerSecure International, Inc.

1609 Heritage Commerce Court

Wake Forest, North Carolina 27587

Attention: Investor Relations

Our 2013 Annual Report to Stockholders is also available electronically at www.edocumentview.com/powr.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act requires our directors and executive officers, and beneficial owners of more than 10% of our outstanding common stock, to file with the SEC initial reports regarding their ownership and changes in ownership of our securities, and to furnish us with copies of all such Section 16(a) reports that they file. We believe that, during fiscal 2013, all reports required by Section 16(a) to be filed by such persons were timely filed. In making this statement, we have relied upon a review of the copies of the Section 16(a) reports furnished to us and the written representations of our directors and executive officers.

STOCKHOLDER PROPOSALS

Stockholders may submit proper proposals for consideration at future stockholder meetings, if they comply with the requirements of federal and state laws and regulations and our amended and restated by-laws, which are summarized below.

Proposals to be Included in our Proxy Materials

In order for a stockholder proposal to be considered for inclusion in our proxy materials for our 2015 annual meeting of stockholders, the written proposal must be received by our Secretary at our principal executive offices on or before December 26, 2014. In addition, stockholder proposals must otherwise comply with the requirements of Rule 14a-8 of the Exchange Act, including the SEC regulations under Rule 14a-8. The timely submission of a stockholder proposal does not guarantee that it will be included in our proxy materials for the 2015 annual meeting of stockholders.

Other Proposals and Nominations

Our by-laws establish advance notice procedures that a stockholder must comply with in order (i) to nominate persons for election to our Board of Directors at an annual meeting of stockholders or (ii) to bring other items of business before an annual meeting of stockholders that will not be included in our proxy materials pursuant to Rule 14a-8.

Our by-laws provide that the only business that may be conducted at an annual meeting of stockholders is business that is (1) specified in the notice of the meeting given by or at the direction of our Board of Directors, (2) brought before the meeting by or at the direction of our Board of Directors, or (3) otherwise properly brought before the meeting by a stockholder who (a) was a stockholder of record both when such stockholder gave such notice and at the time of the annual meeting, (b) is entitled to vote at the annual meeting, and (c) complies with the notice procedures in our by-laws by delivering timely written notice to our corporate secretary, which notice must contain the information specified in our by-laws concerning the matters to be brought before such annual meeting and concerning the stockholder making the proposal. These by-law requirements are separate from the SEC requirements under Rule 14a-8 that a stockholder must comply with in order to have a stockholder proposal included in our proxy statement.

These advance notice procedures of our by-laws require that, among other things, notice of a stockholder proposal of an item of business not intended to be included in our proxy statement must be submitted by a stockholder in writing to and received by our Secretary not less than 90 days nor more than 120 days prior to the one year anniversary of the preceding year’s annual meeting, unless the date of the annual meeting is more than 30 days before or after the anniversary of the date of the preceding annual meeting, in which case we must receive the notice not later than 90 days before the date of the annual meeting or, if later, 10 days following the date on which public disclosure of the date of the annual meeting is first made. For stockholder proposals to be timely for our 2015 annual meeting, a stockholder must deliver written notice to our corporate secretary at our principal executive offices not earlier than February 11, 2015 and not later than March 13, 2015. However, if the date of our 2015 annual meeting is changed by more than 30 days from the anniversary date of the 2014 Annual Meeting, then the notice of the stockholder proposal must be received not later than 90 days before the date of the 2015 annual meeting or, if later, 10 days following the date on which public announcement of the date of the 2015 annual meeting is first made.

In addition, our by-laws permit stockholders to nominate directors for election at an annual meeting of stockholders. To nominate a director, a stockholder must give timely notice of such nomination to our Secretary at our principal executive offices, which notice must contain the information specified in our by-laws concerning the person to be nominated as a director and concerning the stockholder making the nomination. To be timely, such notice must be received by our Secretary within the time period described in the paragraph above for stockholder proposals not intended to be included in our proxy statement. In addition, the proposed nominee must be willing to provide any other information reasonably requested by the Nominating and Corporate Governance Committee.

Only such business may be conducted at an annual meeting of stockholders as shall have been properly brought before the annual meeting in accordance with the procedures set forth in the advance notice provisions of our by-laws. The chairman of our 2015 annual meeting will have the discretion to determine if a nomination or another item of business proposed by a stockholder has been proposed in accordance with the procedures set forth in our by-laws, and if not, declare that the nomination or other item of business be disregarded. Only nominations for director and proposals of other items of business submitted in accordance with the advance notice provisions of our by-laws will be eligible for presentation at our 2015 annual meeting, and any matter not submitted in accordance with such provisions will not be considered or acted upon at our 2015 annual meeting.

A copy of the relevant provisions of our by-laws regarding the requirements for making stockholder proposals and nominating director candidates may be obtained by a stockholder, without charge, upon written request to our corporate secretary at our principal executive offices.

Notice and Other Information

All notices of nominations for director and proposals of other items of business by stockholders, whether or not to be included in our proxy materials, must be sent to us as follows:

PowerSecure International, Inc.

1609 Heritage Commerce Court

Wake Forest, NC 27587

Attention: Secretary

Any stockholder proposal or director nomination must also comply with all other applicable provisions of our Second Restated Certificate of Incorporation and our by-laws, the Exchange Act (including the rules and regulations under the Exchange Act), and Delaware law. We reserve the right to reject, rule out of order or take other appropriate action with respect to any proposal or nomination that does not comply with these and other applicable requirements. If we do not exclude the proposal, then the persons appointed as proxies in the proxy card solicited by the Board of Directors for the 2015 annual meeting may exercise discretionary voting authority to vote in accordance with their best judgment on any proposal submitted outside of Rule 14a-8.

OTHER MATTERS

As of the date of this proxy statement, the Board of Directors knows of no other matters to be presented at the Annual Meeting. However, if any other matters are properly presented at the Annual Meeting, the persons appointed as proxies in the accompanying proxy card will have the discretionary authority to vote the shares represented by the proxy card on such matters in accordance with their best judgment.

By Order of the Board of Directors

/s/ Sidney Hinton

Sidney Hinton

President and Chief Executive Officer

Wake Forest, North Carolina

April 25, 2014

Important Notice Regarding the Availability of Proxy Materials for

the Annual Meeting of Stockholders to be Held on June 11, 2014:

This proxy statement and our 2013 Annual Report to Stockholders are available at

www.edocumentview.com/powr

Electronic Voting Instructions

Available 24 hours a day, 7 days a week!

Instead of mailing your proxy, you may choose one of the voting methods outlined below to vote your proxy.

VALIDATION DETAILS ARE LOCATED BELOW IN THE TITLE BAR.

Proxies submitted by the Internet or telephone must be received by 11:00 p.m., Central Time, on June 10, 2014.

Vote by Internet • Go to www.envisionreports.com/POWR • Or scan the QR code with your smartphone • Follow the steps outlined on the secure website.

Vote by telephone • Call toll free 1-800-652-VOTE (8683) within the USA, US territories & Canada on a touch tone telephone • Follow the instructions provided by the recorded message

Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas.	☒

▼ IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

A	Election of Directors — The Board of Directors recommends a vote FOR the nominees listed below.
1. To elect two Class II directors, each to hold office for a term of three years. Class II Nominees - Term expires in 2017:		+

	For	Against	Abstain		For	Against	Abstain
01 - Kevin P. Collins	☐	☐	☐	02 - A. Dale Jenkins	☐	☐	☐
B	Proposals — The Board of Directors recommends a vote FOR Proposals 2 and 3.

	For	Against	Abstain		For	Against	Abstain
2. To approve, on an advisory basis, the compensation of the named executive officers.	☐	☐	☐	3. To ratify the appointment of Hein & Associates LLP as PowerSecure’s independent registered public accounting firm for the fiscal year ending December 31, 2014.	☐	☐	☐

4. In their discretion, the proxies are authorized to take action and to vote upon such other business as may properly come before the Annual Meeting or any adjournments or postponements thereof.

C	Non-Voting Items
Change of Address — Please print new address below.		Meeting Attendance
		Mark box to the right if you plan to attend the Annual Meeting.	☐

D	Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below
Please sign exactly as name(s) appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian or custodian, please give full title.

Date (mm/dd/yyyy) — Please print date below.	Signature 1 — Please keep signature within the box.	Signature 2 — Please keep signature within the box.
/ /

▼  IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.  ▼

Proxy — PowerSecure International, Inc.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

FOR THE 2014 ANNUAL MEETING OF STOCKHOLDERS TO BE HELD JUNE 11, 2014

The undersigned stockholder of PowerSecure International, Inc. hereby appoints Sidney Hinton and Christopher T. Hutter, or either of them, with full power and substitution, as proxy or proxies of the undersigned, to represent the undersigned, and to exercise all the powers that the undersigned would have if personally present to act and to vote all of the shares of PowerSecure International, Inc. that the undersigned is entitled to vote, at the 2014 Annual Meeting of Stockholders of PowerSecure International, Inc. called to be held on Wednesday, June 11, 2014, at 9:00 a.m. at the Washington Duke Inn, 3001 Cameron Blvd., Durham, North Carolina 27705, and at any adjournments or postponements thereof, as indicated on the reverse.

The shares represented by this proxy card when properly executed will be voted as specified. If no specification is made, the shares will be voted FOR all director nominees in Proposal 1, FOR Proposals 2 and 3 and in accordance with the discretion of the proxies upon such other business as may properly come before the Annual Meeting or any adjournments or postponements thereof. All proxies previously given are hereby revoked. Receipt of the accompanying Proxy Statement is hereby acknowledged.

PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED SELF-ADDRESSED ENVELOPE, WHICH REQUIRES NO POSTAGE IF MAILED IN THE UNITED STATES.

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting of Stockholders To Be Held on June 11, 2014:

The proxy statement and our 2013 Annual Report to Stockholders are available at www.envisionreports.com/POWR.

(Proposals to be voted appear on reverse side).

Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas.	☒

▼ PLEASE FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

A	Election of Directors — The Board of Directors recommends a vote FOR the nominees listed below.
1. To elect two Class II directors, each to hold office for a term of three years. Class II Nominees - Term expires in 2017:		+

	For	Against	Abstain		For	Against	Abstain
01 - Kevin P. Collins	☐	☐	☐	02 - A. Dale Jenkins	☐	☐	☐
B	Proposals — The Board of Directors recommends a vote FOR Proposals 2 and 3.

	For	Against	Abstain		For	Against	Abstain
2. To approve, on an advisory basis, the compensation of the named executive officers.	☐	☐	☐	3. To ratify the appointment of Hein & Associates LLP as PowerSecure’s independent registered public accounting firm for the fiscal year ending December 31, 2014.	☐	☐	☐

4. In their discretion, the proxies are authorized to take action and to vote upon such other business as may properly come before the Annual Meeting or any adjournments or postponements thereof.

C	Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below
Please sign exactly as name(s) appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian or custodian, please give full title.

Date (mm/dd/yyyy) — Please print date below.	Signature 1 — Please keep signature within the box.	Signature 2 — Please keep signature within the box.
/ /

▼  PLEASE FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.  ▼

Proxy — PowerSecure International, Inc.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

FOR THE 2014 ANNUAL MEETING OF STOCKHOLDERS TO BE HELD JUNE 11, 2014

The undersigned stockholder of PowerSecure International, Inc. hereby appoints Sidney Hinton and Christopher T. Hutter, or either of them, with full power and substitution, as proxy or proxies of the undersigned, to represent the undersigned, and to exercise all the powers that the undersigned would have if personally present to act and to vote all of the shares of PowerSecure International, Inc. that the undersigned is entitled to vote, at the 2014 Annual Meeting of Stockholders of PowerSecure International, Inc. called to be held on Wednesday, June 11, 2014, at 9:00 a.m. at the Washington Duke Inn, 3001 Cameron Blvd., Durham, North Carolina 27705, and at any adjournments or postponements thereof, as indicated on the reverse.

The shares represented by this proxy card when properly executed will be voted as specified. If no specification is made, the shares will be voted FOR all director nominees in Proposal 1, FOR Proposals 2 and 3 and in accordance with the discretion of the proxies upon such other business as may properly come before the Annual Meeting or any adjournments or postponements thereof. All proxies previously given are hereby revoked. Receipt of the accompanying Proxy Statement is hereby acknowledged.

PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED SELF-ADDRESSED ENVELOPE, WHICH REQUIRES NO POSTAGE IF MAILED IN THE UNITED STATES.

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting of Stockholders To Be Held on June 11, 2014:

The proxy statement and our 2013 Annual Report to Stockholders are available at www.envisionreports.com/POWR.

(Proposals to be voted appear on reverse side).